                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Philip Morris Companies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Philip Morris Companies Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            [LOGO OF PHILIP MORRIS]

GEOFFREY C. BIBLE                                              120 PARK AVENUE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                        NEW YORK, NY 10017

                                                                 March 10, 2000

DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Philip Morris Companies Inc. The meeting will be held at 9:00 a.m. on Thursday, April 27, 2000, at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia.

At the meeting, we will elect 13 directors and act upon two compensation plans and the selection of independent accountants. We will also vote on six stockholder proposals, if presented. There will also be a report on the Company's business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. As seating is limited, we suggest you arrive by 8:30 a.m., when the auditorium will be opened. If the auditorium is filled, there will be additional seating outside the auditorium from which the proceedings may be viewed. Those needing special assistance at the meeting are requested to write the Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort, and because of overcrowding, we ask that you not bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, and video and still cameras will not be permitted into the meeting. If you are a registered stockholder and plan to attend the meeting, please detach and retain the admission ticket that is attached to the proxy card. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring proof of your share ownership to the meeting.

The vote of each stockholder is important. You can vote by signing, dating and returning the enclosed proxy card. Also, registered and most beneficial stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the enclosed proxy. I urge you to vote your proxy as soon as possible. In this way, you can be sure your shares will be voted at the meeting, and you will spare your Company the expense of a follow-up mailing.

                                          Sincerely,

                                          /s/ Geoffrey C. Bible

               For further information about the Annual Meeting,
                          Please call 1-800-367-5415

                         PHILIP MORRIS COMPANIES INC.
                                120 Park Avenue
                           New York, New York 10017

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To be held Thursday, April 27, 2000

To the Stockholders of
PHILIP MORRIS COMPANIES INC.:

The Annual Meeting of Stockholders of Philip Morris Companies Inc. will be held on Thursday, April 27, 2000, at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia, at 9:00 a.m.

The purpose of the meeting is to:

  (1) Elect 13 directors;

  (2) Ratify the selection of independent accountants for the fiscal year ending December 31, 2000;

  (3) Act upon the proposed 2000 Performance Incentive Plan;

  (4) Act upon the proposed 2000 Stock Compensation Plan for Non-Employee Directors;

  (5) Vote on six stockholder proposals if presented by their proponents; and

  (6) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock at the close of business on March 6, 2000, will be entitled to vote at the meeting.

                                          G. Penn Holsenbeck
                                          Vice President and Secretary

March 10, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxies and Voting Information............................................   1
  Solicitation of Proxies.................................................   1
  Voting at the Meeting...................................................   1
Election of Directors.....................................................   2
  General Information.....................................................   2
  Committees of the Board.................................................   2
  The Nominees............................................................   3
  Compensation of Directors...............................................   6
  Certain Relationships...................................................   7
Executive Compensation....................................................   8
  Comparison of Five-Year Cumulative Total Return.........................   8
  Compensation Committee Report on Executive Compensation.................   9
  Summary Compensation Table..............................................  13
  1999 Option Grants......................................................  14
  1999 Option Exercises and Year-End Values...............................  15
  Pension Plan Table--Philip Morris Retirement Plan.......................  16
  Pension Plan Table--Kraft Foods Retirement Plan.........................  17
  Employment Contracts, Termination of Employment and Change of Control
   Arrangements...........................................................  18
Ownership of Equity Securities............................................  19
Selection of Independent Accountants......................................  20
2000 Performance Incentive Plan...........................................  21
  Introduction............................................................  21
  Summary.................................................................  21
  Federal Income Tax Consequences.........................................  23
  Other Information.......................................................  24
2000 Stock Compensation Plan For Non-Employee Directors...................  25
  Introduction............................................................  25
  Summary.................................................................  25
  Federal Income Tax Consequences.........................................  26
  Other Information.......................................................  26
Stockholder Proposals.....................................................  27
Other Matters.............................................................  37
2001 Annual Meeting.......................................................  37
Exhibit A--2000 Performance Incentive Plan................................ A-1
Exhibit B--2000 Stock Compensation Plan for Non-Employee Directors........ B-1

                        PROXIES AND VOTING INFORMATION

Solicitation of Proxies

This proxy statement is furnished by the Board of Directors (the "Board") of Philip Morris Companies Inc., 120 Park Avenue, New York, New York 10017, in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 27, 2000, at 9:00 a.m., at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia, and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about March 10, 2000. Holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 6, 2000, will be entitled to one vote for each share held on all matters to come before the meeting. On February 28, 2000, there were outstanding 2,313,425,646 shares of Common Stock.

Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Registered stockholders can also deliver proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card. Most stockholders whose shares are held by a broker or other nominee are also afforded the opportunity to vote by telephone or over the Internet. Instructions are set forth on the enclosed proxy.

A proxy may be revoked at any time before it has been voted at the meeting by submitting a later dated proxy (including a proxy by telephone or over the Internet) or by giving written notice to the Secretary of the Company. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board. The proxy will also serve to instruct the administrator of the Company's dividend reinvestment and voluntary cash payment plan and the trustee of each defined contribution plan sponsored by the Company how to vote the plan shares of a participating stockholder or employee. The trustee of each defined contribution plan will vote the plan shares for which proxies are not received in the same proportion as the shares for which proxies are received.

Voting at the Meeting

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

The election of each nominee for director requires a plurality of the votes cast. In order to be approved, the votes cast for the two compensation plans, the selection of independent accountants and for each stockholder proposal must exceed the votes cast against such matters. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

                               ----------------

As used herein, the term "Company" or "Philip Morris" includes Philip Morris Companies Inc. from July 1, 1985, and Philip Morris Incorporated prior to July 1, 1985, and, where appropriate, their subsidiaries.

                             ELECTION OF DIRECTORS

General Information

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them, as well as by operating and financial reports made at Board and committee meetings by the chairman of the board and other officers. In addition, the Board holds an annual two- or three-day meeting to review the Company's Five-Year Plan.

Regular meetings of the Board are held each month, except February, May, July and October, and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. The Board held nine meetings in 1999.

                               ----------------

Committees of the Board

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below.

The Audit Committee, which consists entirely of non-employee directors, meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures, including the proposed scope of the audit, the audit results and the related management letters and, in connection with determining their independence, reviews the services performed by the independent accountants. This committee also monitors compliance with the Company's Business Conduct Policy. The Audit Committee met four times in 1999. The members of the committee in 1999 were: Robert E. R. Huntley (chair); Elizabeth E. Bailey; William H. Donaldson; Lucio A. Noto; Richard D. Parsons; John S. Reed; and Stephen M. Wolf.

The Committee on Public Affairs and Social Responsibility reviews and monitors the Company's policies, practices and programs with respect to public issues of importance to stockholders, the Company and the general public, to the extent those matters are not the responsibility of other committees of the Board. This committee met four times in 1999. The members of the committee in 1999 were: Jane Evans (chair); Elizabeth E. Bailey; Murray H. Bring; Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; Billie Jean King; John D. Nichols; Richard D. Parsons; and Stephen M. Wolf.

The Compensation Committee, which consists entirely of non-employee directors, is responsible for administering the Company's compensation programs and remuneration arrangements for its highest-paid executives, including the chief executive officer, and for reviewing the succession plans for the chief executive officer and other senior executives. The committee's Report on Executive Compensation appears elsewhere in this proxy statement. This committee met four times in 1999. The members of the committee in 1999 were:
John S. Reed (chair); Harold Brown; Robert E. R. Huntley; Richard D. Parsons; and Stephen M. Wolf.

The Corporate Employee Plans Investment Committee oversees the investment of certain employee benefit plan assets. This committee met three times in 1999. The members of the committee in 1999 were: William H. Donaldson (chair); Harold Brown; Jane Evans; John D. Nichols; John S. Reed; Carlos Slim Helu; and Louis C. Camilleri, the Company's chief financial officer.

The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. The members of the committee in 1999 were: Geoffrey C. Bible (chair); Elizabeth E. Bailey; William H. Donaldson; Rupert Murdoch; Richard D. Parsons; and John S. Reed. This committee did not meet in 1999.

The Finance Committee monitors the financial condition of the Company and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters. This committee met four times in 1999. The members of the committee in 1999 were: Geoffrey C. Bible (chair); Harold Brown; William H. Donaldson; J. Dudley Fishburn; Robert E. R. Huntley; John D. Nichols; Lucio A. Noto; John S. Reed; Carlos Slim Helu; and
Louis C. Camilleri, the Company's chief financial officer.

The Nominating and Corporate Governance Committee, which consists entirely of non-employee directors, reviews the qualifications of candidates for director suggested by Board members, management, stockholders and others, considers the performance of incumbent directors in determining whether to nominate them for reelection and recommends to the Board a slate of nominees for election as directors. It advises the Board on all matters concerning corporate governance, to the extent these matters are not the responsibility of other committees, assesses the Board's performance, and makes recommendations to the Board on retirement policies for non-employee directors, the functions and duties of the committees of the Board, general Board practices and the Company's relations with its stockholders. This committee met three times in 1999. The members of the committee in 1999 were: Harold Brown (chair); Elizabeth E. Bailey; William H. Donaldson; Jane Evans; John D. Nichols; Richard D. Parsons; John S. Reed; and Stephen M. Wolf.

                               ----------------

The Nominees

It is proposed that 13 directors, 12 of whom are non-employee directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board and the Board has approved the persons named below as management's nominees and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and was elected by the stockholders at the 1999 Annual Meeting, except for Billie Jean King, who was elected to the Board in August 1999. All nominees who served during 1999 attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

              Elizabeth E.         Dr. Bailey assumed her present position in
              Bailey               July 1991, having served from July 1990 to
                                   June 1991 as a professor of industrial
                                   administration at Carnegie-Mellon
[PHOTO OF                          University and as a visiting scholar at the
 ELIZABETH E. BAILEY]              Yale School of Organization and Management.
                                   From 1983 to 1990, she was dean of the
              John C. Hower        Graduate School of Industrial
              Professor of         Administration of Carnegie-Mellon
              Public Policy &      University. Dr. Bailey serves as a director
              Management, The      of the College Retirement Equities Fund and
              Wharton School of    CSX Corporation, and as a trustee of The
              the University of    Brookings Institution, the National Bureau
              Pennsylvania,        of Economic Research and Bancroft
              Philadelphia, PA     NeuroHealth. She is a member of the Audit,
                                   Executive, Nominating and Corporate
              Director since       Governance, and Public Affairs and Social
              1989                 Responsibility Committees.

              Age: 61
-------------------------------------------------------------------------------

              Geoffrey C. Bible    Employed by the Company continuously since
                                   1976, Mr. Bible served Philip Morris
[PHOTO OF                          International Inc. in various executive
 GEOFFREY C. BIBLE]                capacities from 1976 to 1990, becoming its
                                   President and Chief Executive Officer in
                                   1987. He served as President and Chief
              Chairman of the      Administrative Officer of Kraft Foods,
              Board and Chief      Inc., from 1990 to 1991, Executive Vice
              Executive Officer    President, International, of the Company
                                   from 1991 to April 1993 and Executive Vice
              Director since       President, Worldwide Tobacco, from April
              1994                 1993 to June 1994, when he became President
                                   and Chief Executive Officer. He assumed his
              Age: 62              present position in February 1995. He is a
                                   director of The News Corporation Limited, the New York Stock Exchange, Inc., Lincoln
                                   Center for the Performing Arts, Inc., and the International Tennis Hall of Fame. Mr.
                                   Bible is chair of the Executive and Finance
                                   Committees.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              Harold Brown        Dr. Brown has been a partner of Warburg
                                  Pincus & Co. since 1990. Dr. Brown assumed
[PHOTO OF                         his present position at the Center for
 HAROLD BROWN]                    Strategic and International Studies in July
                                  1992. Previously and from 1984, he was
                                  chairman of the Foreign Policy Institute of
              Partner, Warburg    the School of Advanced International
              Pincus & Co., New   Studies, The Johns Hopkins University.
              York, NY, venture   Dr. Brown is a director of Cummins Engine
              capital firm;       Company, Inc., Evergreen Holdings, Inc.,
              Counselor, Center   Mattel, Inc.; and a trustee of the Rand
              for Strategic and   Corporation, the Trilateral Commission and
              International       the California Institute of Technology. Dr.
              Studies,            Brown is chair of the Nominating and
              Washington, DC      Corporate Governance Committee and a member
                                  of the Compensation, Corporate Employee
              Director since      Plans Investment, Finance, and Public
              1983                Affairs and Social Responsibility
                                  Committees.
              Age: 72

--------------------------------------------------------------------------------

              Jane Evans          Employed by SmartTV since April 1995, Ms.
                                  Evans assumed her present position in
                                  January 1997. From 1991 to 1995 she served
[PHOTO OF                         as vice president and general manager, Home
 JANE EVANS]                      & Personal Services Division of U.S. West
                                  Communications, Inc. Previously and from
                                  1989, she was president and chief executive
              President and       officer of the InterPacific Retail Group.
              Chief Executive     Ms. Evans serves as a director of Georgia-
              Officer, SmartTV,   Pacific Corporation, Kaufman and Broad Home
              Burbank, CA,        Corporation, Main St. and Main, and Pets
              portable            Mart, Inc. She also serves on the Board of
              interactivity and   Trustees of Vanderbilt University. She is
              electronic          chair of the Committee on Public Affairs and
              commerce            Social Responsibility and a member of the
                                  Corporate Employee Plans Investment and
              Director since      Nominating and Corporate Governance
              1981                Committees.

              Age: 55

--------------------------------------------------------------------------------

              J. Dudley           Mr. Fishburn was a Conservative Member of
              Fishburn            Parliament from 1988 to 1997 and also served
                                  as a Parliamentary private secretary in the
[PHOTO OF                         administrations of Prime Ministers Margaret
 J. DUDLEY FISHBURN]              Thatcher and John Major. Prior to entering
                                  Parliament, Mr. Fishburn was executive
                                  editor of The Economist for nine years. Mr.
              Director of         Fishburn serves as a director of Cordiant
              Household           Group Communication plc, Henderson Smaller
              International       Companies Investment Trust plc (UK), Murray
              Corporation and     Emerging Economies Trust plc (UK), and a
              Chairman of its     fund, backed by the World Bank, that makes
              British             investments in Russia. He is chairman of the
              subsidiary, HFC     trustees of the Open University in the
              Bank; Treasurer     United Kingdom, and a trustee of the Prison
              of Britain's        Reform Trust and the Liver Research Trust.
              largest charity,    Mr. Fishburn is a member of the Finance and
              the National        Public Affairs and Social Responsibility
              Trust; and          Committees.
              Associate Editor
              of The Economist,
              United Kingdom


              Director since
              February 1999

              Age: 53

--------------------------------------------------------------------------------

              Robert E. R.
              Huntley             Mr. Huntley retired as counsel to the law
                                  firm of Hunton & Williams in December 1995,
                                  a position he had held since December 1988.
[PHOTO OF                         Previously, Mr. Huntley had served as
 ROBERT E. R. HUNTLEY]            chairman, president and chief executive
                                  officer of Best Products Co., Inc.,
                                  professor of law at Washington and Lee
              Retired lawyer,     School of Law and president of Washington
              educator and        and Lee University. He is chair of the Audit
              businessman         Committee and a member of the Compensation,
                                  Finance, and Public Affairs and Social
              Director since      Responsibility Committees.
              1976

              Age: 70

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

              Billie Jean King      Ms. King is an international tennis
                                    champion with a record 20 Wimbledon titles.
                                    She founded the Women's Tennis Association
[PHOTO OF                           in 1973. In 1974, she founded the Women's
 Billie Jean King]                  Sports Foundation and Women's Sports
                                    magazine. She is the co-founder and current
                                    director of WORLD TEAMTENNIS. She is on the
              Director and          board of directors for the Elton John AIDS
              Official              Foundation, Women's Sports Legends and
              Spokesperson for      LevelEdge.com. She is on the advisory board
              WORLD TEAMTENNIS      of Voxxy and is a spokesperson for
                                    Pupulesports.com. She is a member of the
                                    International Tennis Hall of Fame and the
              Director since        National Women's Hall of Fame. She is a
              August 1999           member of the Public Affairs and Social
                                    Responsibility Committee.
              Age: 56

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              Rupert Murdoch       Mr. Murdoch became head of News Limited of
                                   Australia in 1954 and in 1959 assumed the
[PHOTO OF                          position of chief executive of the
 ROBERT MURDOCH]                   subsequently formed parent company, The
                                   News Corporation Limited, the interests of
                                   which include Fox Entertainment Group,
              Chairman and         Inc., Twentieth Century Fox Film
              Chief Executive      Corporation and Fox Broadcasting Company in
              of The News          the United States and The Times and Sunday
              Corporation          Times in the United Kingdom. He is a
              Limited, New         director of Fox Entertainment Group, Inc.
              York, NY,            and British Sky Broadcasting Group plc. Mr.
              publishing,          Murdoch is a member of the Executive
              motion pictures      Committee.
              and television


              Director since
              1989

              Age: 68

-------------------------------------------------------------------------------



              John D. Nichols      Mr. Nichols retired as chairman of Illinois
                                   Tool Works Inc. in May 1996, a position he
[PHOTO OF                          had held since 1986. He had been chief
 JOHN P. NICHOLS]                  executive officer from 1982 to September
                                   1995. He serves as a director of Grand
              Retired; formerly    Eagle Companies Inc., Household
              Chairman,            International Corporation, Rockwell
              Illinois Tool        International Corporation, and Junior
              Works Inc.,          Achievement of Chicago, as a trustee of the
              Glenview, IL,        Art Institute of Chicago, the Chicago
              engineered           Community Trust, the Lyric Opera of
              components and       Chicago, the Museum of Science and
              industrial           Industry, the Chicago Symphony Orchestra,
              systems and          and as a member of the Board of Overseers
              consumables          for Harvard University. He is a member of
                                   the Corporate Employee Plans Investment,
                                   Finance, Nominating and Corporate
                                   Governance, and Public Affairs and Social
                                   Responsibility Committees.

              Director since
              1992

              Age: 69

-------------------------------------------------------------------------------

              Lucio A. Noto        Mr. Noto became vice chairman of Exxon
                                   Mobil Corporation effective with the merger
[PHOTO                             of the Exxon and Mobil companies on
 LUCIO A. NOTO]                    November 30, 1999. Before the merger, Mr.
                                   Noto was chairman of the board and chief
                                   executive officer of Mobil Corporation and
              Vice Chairman of     chairman of its executive committee. Mr.
              Exxon Mobil          Noto has been employed by Mobil
              Corporation,         continuously since 1962. Mr. Noto is a
              Irving, TX, oil,     director of International Business Machines
              gas and              Corporation and the American Petroleum
              petrochemicals       Institute. He is U.S. chair of The Council
                                   for the United States and Italy and The
                                   Singapore-United States Council and is a
                                   member of the Urban Institute. He is a
              Director since       member of the Audit and Finance Committees.
              1998

              Age: 61

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

              John S. Reed         Mr. Reed assumed his position with
                                   Citigroup, Inc. in October 1998. He has
                                   also been the Chairman of Citicorp and
[PHOTO OF                          Citibank, N.A. since 1984. Mr. Reed has
 JOHN REED]                        announced that he will retire from his
                                   positions with Citigroup on April 18, 2000.
                                   Mr. Reed serves as a director of Monsanto
              Chairman and Co-     Company and Telefonica Internacional. He is
              CEO, Citigroup,      also a member of the Corporation of the
              Inc., New York,      Massachusetts Institute of Technology and a
              NY                   trustee of the Memorial Sloan-Kettering
                                   Cancer Center and the Center for Advanced
              Director since       Studies in Behavioral Sciences. He is chair
              1975                 of the Compensation Committee and a member
                                   of the Audit, Corporate Employee Plans
              Age: 61              Investment, Executive, Finance, and
                                   Nominating and Corporate Governance
                                   Committees.

-------------------------------------------------------------------------------

              Carlos Slim Helu     Mr. Slim assumed his present position with
                                   Grupo Carso, S.A. de C.V. in October 1998.
                                   Previously and from January 1991, he was
[PHOTO OF                          Chairman of the Board of Grupo Carso, S.A.
 CARLOS SLIM HELU]                 de C.V. He also serves as a director of SBC
                                   Communications Inc. He is a member of the
                                   Finance Committee and the Corporate
              Chairman Emeritus    Employee Plans Investment Committee.
              of Grupo Carso,
              S.A. de C.V.;
              Chairman of the
              Board, Telefonos
              de Mexico, S.A.
              de C.V., Mexico

              Director since
              1997

              Age: 60

-------------------------------------------------------------------------------

              Stephen M. Wolf      Mr. Wolf assumed his present position in
                                   January 1996. He served as chief executive
                                   officer of US Airways Group from January
[PHOTO OF                          1996 until November 1998 and he served as
 STEPHEN M. WOLF]                  chief executive officer of US Airways, Inc.
                                   from January 1996 until May 1998.
                                   Previously and from August 1994, he was
              Chairman of US       senior advisor in the investment banking
              Airways Group,       firm of Lazard Freres & Co. LLC. Previously
              Inc. and US          and from 1987, he was chairman and chief
              Airways, Inc.,       executive officer of UAL Corporation and
              Arlington, VA        United Air Lines, Inc. He serves as a
                                   director of R.R. Donnelley & Sons Company
              Director since       and as a trustee of Georgetown University
              1993                 and The Brookings Institution. He is a
                                   member of the Audit, Compensation,
              Age: 58              Nominating and Corporate Governance, and
                                   Public Affairs and Social Responsibility
                                   Committees.

-------------------------------------------------------------------------------

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company's philosophy is to provide competitive compensation and benefits necessary to attract and retain high quality non-employee directors, to target director compensation at a level that is consistent with the Company's compensation objectives that are applicable to executive officers, and to encourage ownership of Company stock to further align their interests with those of shareholders.

During 1999, non-employee directors received an annual retainer of $40,000 and fees of $1,500 for each Board meeting attended, $1,000 ($2,500 for the chair) for each meeting attended of the Audit, Compensation, Corporate Employee Plans Investment, Executive, Finance, Nominating and Corporate Governance, and Public Affairs and Social Responsibility Committees, and $500 ($1,000 for the chair) for each other committee meeting attended. The chairs of the Audit and Compensation Committees received $10,000 annual retainers for additional services rendered in connection with committee chair responsibilities, while the other Board committee chairs received annual retainers of $5,000.

Each non-employee director presently receives an annual share distribution equal to the lesser of (i) 1,200 shares of Common Stock, or (ii) that number of shares of Common Stock having an aggregate fair market value equal to the annual retainer paid during the preceding 12 months. On May 1, 1999, each eligible director received 1,119 shares of Common Stock. If approved by the stockholders, this annual share distribution will be replaced by the 2000 Stock Compensation Plan for Non-Employee Directors. This new plan provides for the annual award to each non-employee director of (i) shares of Common Stock having a fair market value of $40,000 and (ii) options to purchase Common Stock having a Black-Scholes value of $40,000. See pages 25-27 for a description of the new plan.

A non-employee director may elect to defer meeting fees and all or part of the annual retainer. Deferred amounts are "credited" to an unfunded account and may be "invested" in seven "investment choices," including a Common Stock equivalent account. These "investment choices" parallel the investment options offered to employees under the Philip Morris Deferred Profit-Sharing Plan and determine the "earnings" that are credited for bookkeeping purposes to a director's account. Subject to certain restrictions, a director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Certain Relationships

A subsidiary of Philip Morris International Inc. participates in a Mexican cigarette joint venture with a subsidiary of Grupo Carso, S.A. de C.V. Mr. Slim is Chairman Emeritus of Grupo Carso.

                            EXECUTIVE COMPENSATION

Comparison of Five-Year Cumulative Total Return

The following graph compares the cumulative total stockholder return on Philip Morris Common Stock for the last five years with the cumulative total return for the same period of the S&P 500 Index and the peer group index /(1)/. The graph assumes the investment of $100 in Philip Morris Common Stock and each of the indices on December 31, 1994, and reinvestment of all dividends.

The Company's executive compensation program is based on financial and strategic results as discussed in the Compensation Committee Report on Executive Compensation.

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                                1994    1995    1996    1997    1998    1999
                               ------- ------- ------- ------- ------- -------
Philip Morris Companies
 Inc. ........................ $100.00 $164.44 $215.31 $268.64 $329.69 $150.19
Peer Group....................  100.00  138.78  169.84  231.14  258.28  233.87
S&P 500.......................  100.00  137.45  168.93  225.21  289.43  349.92

(1) The peer group consists of the following companies that are competitors of the Company's operating subsidiaries or that have been selected on the basis of size, international focus and industry leadership: Anheuser-Busch Companies, Inc., B.A.T. Industries, Bestfoods, Campbell Soup Company, The Coca-Cola Company, ConAgra, Inc., General Mills, Inc., Gillette Co.,
H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nabisco Group Holdings Corp., Nestle, Inc., PepsiCo, Inc., Procter & Gamble Company, The Quaker Oats Company, R.J. Reynolds Tobacco Holdings Inc., Sara Lee Corporation, Unilever N.V., and UST, Inc.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

The Compensation Committee is responsible for administering total compensation programs that are designed to:

 .  Support the Company's efforts to develop world-class leaders;

 . Match the Company's compensation plans to its business strategies, as well as the external environment;

 . Maximize profitability through growth and efficiency, balancing appropriately the short-term and long-term goals of the Company;

 . Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical objectives; and

 . Align the interests of managers with those of stockholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance.

For purposes of benchmarking market practice with respect to compensation paid to its executive officers, the Company compares its practices to the compensation practices of a "compensation survey group." Companies were selected for this group primarily because they compete with the Company for executive talent and have executive positions similar in breadth, complexity and scope of responsibility to those of the Company. The compensation survey group is a broader, more diverse group of companies than those included in the peer group index in the graph on page 8.

1999 was an unusual year that presented challenges to the Committee's efforts to achieve the objectives discussed above. It was a year in which all participants in the incentive compensation program achieved or exceeded their performance goals. It was a year in which the Company met its earnings-per-share growth target. And yet it was a year in which, due to investor perceptions of the current legal and societal challenges the Company faces, the stock market price of the Common Stock declined significantly. As is well known, the Company is confronting difficult and protracted legal and social issues, as well as the usual business challenges. In this context, the Committee recognized that it was important to have compensation programs and to take actions that clearly underline our intention to meet our challenges and to attract, retain and motivate the leadership necessary to do so and simultaneously to pursue our business objectives.

The Committee considered the following matters in taking its 1999 actions under the Company's compensation programs:

 .  the current legal and societal challenges;

 .  the hostile environment surrounding the tobacco industry;

 . the financial performance of the Company compared with its annual goals, as measured by earnings per share growth, return on equity, volume growth, cost reductions and implementation of strategic initiatives, as well as relevant financial comparisons to companies within the peer and compensation survey groups, such as total shareholder return and net income growth; and

 . the size and complexity of the Company compared with companies in the peer group.

Based on its evaluation of these factors, the Committee determined that it was appropriate to target a total compensation pay objective within the top quartile of the compensation survey group. Based on the most recent information available, total compensation for the executive officer group ranked within the top quartile relative to the compensation survey group. To achieve a further correlation between executive compensation and performance, approximately three-fourths of the compensation awarded to the executive officer group in 1999 was at-risk incentive compensation directly related to the performance of the Company and its business units. This includes annual cash bonuses and long-term stock awards. By design, the majority of executive officers' at-risk compensation consists of equity-based compensation.

Base Salary

Base salary is determined using a qualitative evaluation of a variety of factors, including level of responsibility within the organization, time in position, prior experience, individual performance, and a comparison to salaries paid for comparable positions within the compensation survey group.

Annual Incentives

Annual incentive payments for 1999 were based upon a qualitative evaluation of corporate or business unit performance and an assessment of individual performance. Specific weights were not assigned to the factors considered. At the corporate level, the performance factors included cash flow, net income, and earnings per share as measured against the prior year, as well as against the annual business plan. An evaluation of the Company's performance against certain strategic measures, such as response to the business, regulatory and litigation environment, portfolio management, diversity and leadership development, was also considered. At the business unit level, the performance factors included operating income, volume, cash flow, and strategic measures, which were evaluated against the prior year and the annual business plan.

For the corporate participants, targeted goals were achieved and bonuses were awarded accordingly. Performance varied across the business units, and bonuses were awarded at or above target levels accordingly.

Given the Company's strong business performance in 1999 and in view of the increased employee retention and motivational issues caused by the legal and regulatory challenges facing the Company, both regular and special annual cash bonus awards were granted to approximately 3,600 of the Company's employees, including executive officers.

The special cash bonus awards will only become payable to employees who continue employment with the Company or its affiliates (with exceptions for death and disability) until specified dates. Specifically, one-half of the award will become payable on June 30, 2000 and the remaining half will become payable on January 31, 2001. To provide an additional retention incentive that also reflects Company stock value, these special cash bonus awards were supplemented with awards of restricted stock that will vest two years after the award. The combined value of the special annual cash bonus and restricted stock retention incentives ranged from 75% to 150% of the executive's regular annual incentive award for 1999.

Long-Term Incentives

The Company's 1997 Performance Incentive Plan (the "1997 Plan"), approved by shareholders at the 1997 Annual Meeting, provides for stock options, stock appreciation rights ("SARs"), restricted stock, annual and long-term performance awards, and other "stock-based" awards to be granted to key executives who contribute to the management, growth, and profitability of the Company.

 . Stock Options. In 1999, the Committee targeted its annual stock option award guidelines to approach the 55th percentile of the compensation survey group. The size of actual stock option awards was adjusted upward or downward based on a subjective evaluation of each participant's contribution and potential.

   In considering the current litigation and regulatory environment, the impact of that environment on all Company executives (including those executives in non-tobacco areas of the business), the challenges the Company faces in retaining its current pool of executive talent, and its need to address leadership retention and development, the Committee decided to make an additional stock option award in 1999 to approximately 125 of the Company's most senior executives.

   The awards ranged in size from 10% to 100% of the 1999 annual stock option grant with vesting ranging from three to five years from the date of grant. The number of additional options awarded to an individual was based on the Committee's assessment of an individual's performance and potential contribution to the future growth and success of the Company.

 .  Building Share Ownership. In 1999, the Committee added an Executive
   Ownership Stock Option ("EOSO") feature to the options held by approximately 125 of its most senior executives. The EOSO promotes the earlier exercise of stock options and the retention of Company shares, thereby encouraging executives to build their stock ownership in the Company.

   The EOSO feature works as follows: An EOSO is granted when an eligible executive exercises an option at a time when the stock price has appreciated at least 20% above the option price on the date of the original option grant, and the executive pays the option price with shares that have been owned for at least six months. The EOSO is granted for the number of shares used to pay the exercise price of the underlying option, and related withholding taxes, has an exercise price equal to the market value of the Common Stock on the date of its grant, has a term limited to the remaining term of the original option and vests six months from the date of grant. The executive is required to hold the net new shares received upon the exercise of the option that gives rise to the EOSO grant for a one-year period or else the related EOSO grant is forfeited.

Compensation of the Chairman of the Board and Chief Executive Officer

Effective July 1, 1999, Mr. Bible's base salary was increased from $1,500,000 to $1,750,000, which ranks in the top quartile of base salaries paid to chief executive officers in the compensation survey group. Mr. Bible's last salary increase was in 1997.

The Committee awarded Mr. Bible an annual incentive cash award for 1999 in two forms: a regular bonus portion of $2,750,000 payable immediately and a special bonus portion of $1,650,000. The special bonus portion of the annual incentive will only become payable to Mr. Bible if he continues his employment (with exceptions for death and disability) until specified dates. Specifically, one-half of the special bonus will become payable on June 30, 2000 and the remaining half will become payable on January 31, 2001. Based on the most recent data available, Mr. Bible's bonus ranks within the top quartile of bonuses paid to the chief executive officers in the compensation survey group.

In 1999, the Committee awarded Mr. Bible the following long-term, stock-based incentive awards: a non-qualified option for 500,000 shares, which vests one year after grant; a non-qualified option for 250,000 shares, which vests upon Mr. Bible's 65th birthday; and a 100,000 share restricted stock award, which vests upon Mr. Bible's 65th birthday. In January 2000, the Committee awarded Mr. Bible an additional restricted stock award of 115,960 shares which vest two years from the date of grant.

The primary factors considered in determining Mr. Bible's regular bonus and his stock option grant of 500,000 shares were Mr. Bible's performance with respect to the achievement of key strategic, financial, and leadership development objectives, including his efforts to ensure that top executive succession plans are in place. In addition, the desire to maintain an equitable position for Mr. Bible comparable to that of other chief executive officers in the compensation survey group was also considered. The primary factor considered in determining the special bonus portion of Mr. Bible's annual incentive award, Mr. Bible's stock option grant of 250,000 shares and Mr. Bible's restricted stock awards totaling 215,960 shares was the Committee's desire to ensure Mr. Bible's continued leadership and employment with the Company.

According to the most recent data available, Mr. Bible's 1999 total compensation ranks within the top quartile of total compensation paid to chief executive officers in the compensation survey group.

Policy with Respect to Qualifying Compensation for Deductibility and Other
Matters

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the annual tax-deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided that certain conditions are satisfied. Annual incentive awards to covered officers for 1999 were subject to and made in accordance with performance-based compensation arrangements previously implemented by the Company.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive, long-term performance, restricted stock, and stock option awards. However, notwithstanding the Company's general policy, the Committee has authorized and will continue to retain the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. The Committee determined, after an analysis of competitive practices and a thorough review of alternatives, that it was appropriate to continue to pay Mr. Bible a base salary in excess of $1,000,000. This action will cause a portion of his compensation to exceed the $1,000,000 deductibility limit. Certain other elements of annual compensation, such as perquisites, certain restricted stock and dividends paid in cash thereon, payments related to reducing unfunded retirement benefits, tax reimbursements and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers, may cause a portion of covered officers' income to exceed the deductibility limit.

Compensation Committee:

John S. Reed, Chair
Harold Brown
Robert E. R. Huntley
Richard D. Parsons
Stephen M. Wolf

Summary Compensation Table

                                                                                   Long-Term Compensation
                                                                               -----------------------------------------
                                               Annual Compensation                    Awards                    Payouts
                                   ------------------------------------------- --------------------------      ---------
                                                                               Restricted      Securities
                                                               Other Annual      Stock         Underlying
Name and Principal Position        Year  Salary   Bonus(/1/) Compensation(/2/) Value(/3/)       Options          LTIP
---------------------------        ---- --------- ---------- ----------------- ----------      ----------      ---------
                                            $         $              $             $              Shs.             $
Geoffrey C. Bible................. 1999 1,625,000 4,400,000       293,940      6,476,650       1,028,685(/5/)        -0-
 Chairman of the
  Board and                        1998 1,500,000 3,500,000       350,861            -0-         400,000             -0-
 Chief Executive
  Officer                          1997 1,375,000 1,900,000       142,505            -0-       1,000,000       6,000,000

Murray H. Bring................... 1999 1,050,000 1,450,000       230,934      2,629,688(/6/)        -0-             -0-
 Vice  Chairman, External Affairs, 1998   925,000 2,185,000       268,093            -0-         250,000             -0-
 and General
  Counsel                          1997   843,327 1,050,000        63,284      2,118,025         200,000       3,050,000

Louis C.
 Camilleri........................ 1999   806,667 1,760,000         8,993        985,788         387,500             -0-
 Senior Vice
  President,                       1998   705,000 1,000,000        16,872      2,452,788         171,100             -0-
 Chief Financial
  Officer                          1997   661,667   725,000         6,466      1,477,963         118,600       2,450,000

Robert A. Eckert.................. 1999   686,923 1,360,000        17,993        761,813         314,454(/5/)        -0-
 President and                     1998   603,019   650,000        30,039      3,249,251         131,600             -0-
 Chief Executive
 Officer, Kraft                    1997   449,365   525,000         9,936            -0-          56,990       1,200,000
  Foods, Inc.

Michael E.
 Szymanczyk....................... 1999   688,333 1,368,000        14,048        766,275         300,000             -0-
 President and
 Chief Executive                   1998   601,667   750,000        18,756      2,417,125         131,600             -0-
 Officer, Philip
  Morris
  Incorporated                     1997   492,500   525,000        11,290            -0-          66,100       1,550,000

William H. Webb................... 1999   875,000 1,760,000       132,927        985,788         303,750             -0-
 Chief Operating
  Officer                          1998   808,333 1,000,000       205,314            -0-         197,400             -0-
                                   1997   745,673   825,000        49,032            -0-         159,600       2,775,000
                                       All Other
Name and Principal Position        Compensation(/4/)
---------------------------        -----------------
                                           $
Geoffrey C. Bible.................      243,750
 Chairman of the
  Board and                             225,000
 Chief Executive
  Officer                               206,250

Murray H. Bring...................      517,500(/7/)
 Vice  Chairman, External Affairs,      138,750
 and General
  Counsel                               126,499

Louis C.
 Camilleri........................      121,000
 Senior Vice
  President,                            105,750
 Chief Financial
  Officer                                99,250

Robert A. Eckert..................       48,129
 President and                           40,609
 Chief Executive
 Officer, Kraft                          28,597
  Foods, Inc.

Michael E.
 Szymanczyk.......................      103,250
 President and
 Chief Executive                         90,250
 Officer, Philip
  Morris
  Incorporated                           73,875

William H. Webb...................      131,250
 Chief Operating
  Officer                               121,250
                                        111,851

--------
(1) Includes the special annual cash bonus portion of the 1999 annual incentive awards referred to on page 10 as follows: Mr. Bible, $1,650,000; Mr. Camilleri, $660,000; Mr. Eckert, $510,000; Mr. Szymanczyk, $513,000; and Mr. Webb, $660,000.
(2) Includes reimbursement for taxes on a portion of the earnings on assets held in trust of individual officers. These trust assets offset amounts, otherwise payable by the Company, for vested benefits under supplemental retirement plans and are not intended to increase total promised benefits.
(3) Dollar values of restricted stock are based on the closing price of the Common Stock on the date of grant. Includes restricted stock awards made on January 26, 2000 as part of the retention incentive awards referred to on page 10, as follows: Mr. Bible, 115,960 shares; Mr. Camilleri, 46,390 shares; Mr. Eckert, 35,850 shares; Mr. Szymanczyk, 36,060 shares; and Mr. Webb, 46,390 shares. These retention incentive restricted stock awards will vest two years from the date of grant, unless otherwise determined by the Compensation Committee. Other restricted stock awards reflected in the table, together with shares resulting from the reinvestment of dividends thereon, will vest at the sooner of 10 years or age 65, unless otherwise determined by the Compensation Committee. During 1999, dividends on the restricted stock awards were paid in cash to the covered officers. On December 31, 1999, each of the named executive officers held shares of restricted stock, with a value at such date as follows: Mr. Bible, 540,681 shares, $12,435,657; Mr. Bring, 302,677 shares (includes 75,000 shares of deferred stock pursuant to a post-retirement consulting agreement described on page 18), $6,961,560; Mr. Camilleri, 100,000 shares, $2,300,000; Mr. Eckert, 100,000 shares, $2,300,000; Mr. Szymanczyk,
100,000 shares, $2,300,000; and Mr. Webb, 140,449 shares, $3,230,327.
(4) The amounts in this column consist of allocations to defined contribution plans.
The Company provides funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 1999, the following amounts, less applicable tax withholding, were deposited in individual trusts for the named executive officers to provide funding for allocations to Philip Morris supplemental defined contribution plans for prior years (previously reported as All Other Compensation), and for earnings through May 31, 1999 on such allocations: Mr. Bible, $267,489; Mr. Bring, (based on May 31, 1999 account balance projected to February 1, 2000 and discounted back to July 1, 1999) $144,320; Mr. Camilleri, $70,310; Mr. Eckert (Kraft Foods supplemental plan), $87,544; Mr. Szymanczyk, $55,354; and Mr. Webb, $104,356. The funding of these amounts is not intended to increase total promised benefits.

(5) Includes Executive Ownership Stock Option grants (discussed in the Compensation Committee Report and in footnote 5 to the 1999 Option Grants table) for Mr. Bible of 278,685 shares and Mr. Eckert of 14,454 shares. The Executive Ownership Stock Options do not become exercisable until six months following their grant and are subject to forfeiture if the executive does not hold the net option shares giving rise to the grants for a period of one year following exercise of the underlying options.
(6) The 1999 stock award to Mr. Bring was for 75,000 shares of deferred stock, subject to the terms of the post-retirement consulting agreement between Mr. Bring and the Company referred to on page 18.
(7) Includes amounts to be paid in future years pursuant to a post-retirement consulting agreement described on page 18.

1999 Option Grants

                         Number of            Percent of
                           Shares            Total Options
                         Underlying           Granted to                           Grant Date   Value at
                          Options            Employees in  Exercise   Expiration    Present   December 31,
Name                      Granted             Fiscal Year    Price       Date(/1/) Value(/2/)  1999(/3/)
----                     ----------          ------------- --------- ------------- ---------- ------------
Geoffrey C. Bible.......  500,000(/4/)           2.28%     $ 40.0000 June 29, 2009 $4,135,000     $ 0
                          250,000(/4/)           1.14        40.0000 June 29, 2009  2,067,500       0
                          198,188(/4/)(/5/)      0.91        35.8125 June 27, 2003  1,359,570       0
                           80,497(/4/)(/5/)      0.37        35.8125 June 25, 2004    552,209       0
Murray H. Bring.........     None                0.00             --            --
Louis C. Camilleri......  193,750                0.89        40.0000 June 29, 2009  1,602,313       0
                          193,750                0.89        40.0000 June 29, 2009  1,602,313       0
Robert A. Eckert........  150,000                0.69        40.0000 June 29, 2009  1,240,500       0
                          150,000                0.69        40.0000 June 29, 2009  1,240,500       0
                           14,454(/5/)           0.07       36.65625 June 21, 2002     93,951       0
Michael E. Szymanczyk...  150,000                0.69        40.0000 June 29, 2009  1,240,500       0
                          150,000                0.69        40.0000 June 29, 2009  1,240,500       0
William H. Webb.........  225,000                1.03        40.0000 June 29, 2009  1,860,750       0
                           78,750                0.36        40.0000 June 29, 2009    651,263       0

--------
(1) Options that expire on June 29, 2009 are not exercisable until one year after the date of grant unless noted as follows: options for 250,000 shares granted to Mr. Bible become exercisable on August 12, 2002; options for 78,750 shares granted to Mr. Webb become exercisable on June 29, 2002; one-half of the total options which expire on June 29, 2009 that were awarded to Mr. Camilleri, Mr. Eckert and Mr. Szymanczyk become exercisable on June 29, 2004.
(2) In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the time period (as shown in the table below and rounded to the nearest whole year) preceding the grant dates, the dividend yield was based on an annual dividend rate of $1.76 per share (the dividend rate in effect at the time the options were granted), the risk-free rate of return was fixed at the rate for a five-year U.S. Treasury Note for the month of grant as reported in the Federal Reserve Statistic Release H.15(159), and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

                        Black-Scholes Model Assumptions
-------------------------------------------------------------------------------

                                                            Risk-Free
 Expiration                              Dividend            Rate of               Time
    Date            Volatility            Yield              Return               Period
-------------       ----------           --------           ---------           ----------
June 29, 2009         26.039%              4.40%              5.81%             5.00 years
June 27, 2003         28.324               4.91               5.77              3.87
June 25, 2004         26.034               4.91               5.84              4.86
June 21, 2002         28.956               4.80               5.76              2.84

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Common Stock over the exercise price on the date the option is exercised.
(3) Based on the closing price of the Common Stock of $23.00 on December 31, 1999.
(4) Stock option award granted in tandem with stock appreciation rights payable only in shares of stock.
(5) Represents Executive Ownership Stock Options as discussed in the Compensation Committee Report that do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net option shares giving rise to the grants for a period of one year following exercise of the underlying options.

1999 Option Exercises and Year-End Values

                                               Total Number of Shares
                          Number               Underlying Unexercised   Total Value of Unexercised In-
                         of Shares                 Options Held at        the-Money Options Held at
                         Acquired                 December 31, 1999         December 31, 1999(/1/)
                            on       Value    ------------------------- ------------------------------
Name                     Exercise   Realized  Exercisable Unexercisable Exercisable(/2/) Unexercisable
----                     --------- ---------- ----------- ------------- ---------------- -------------
Geoffrey C. Bible.......  376,205  $6,783,520  3,818,955    1,028,685       $865,278          $ 0
Murray H. Bring.........  139,830   1,965,955  1,110,000      120,000              0            0
Louis C. Camilleri......      -0-         -0-    611,840      459,500        266,275            0
Robert A. Eckert........   49,513     769,186    373,347      356,454        205,556            0
Michael E. Szymanczyk...   31,350     421,919    436,290      336,000              0            0
William H. Webb.........   62,280   1,297,500    819,000      381,750              0            0

--------
(1) Based on the closing price of the Common Stock of $23.00 on December 31, 1999.
(2) Primarily due to the decline in the Company's stock price, the total value of the shares underlying exercisable options has declined from the total value of exercisable options held at year end 1998 as follows: Mr. Bible, more than $87 million; Mr. Bring, more than $18 million; Mr. Camilleri, more than $7 million; Mr. Eckert, more than $5 million; Mr. Szymanczyk, more than $6 million; and Mr. Webb, more than $13 million.

Pension Plan Table--Philip Morris Retirement Plan

 Five-Year
  Average                          Years of Service(/1/)
   Annual       ----------------------------------------------------------------------
Compensation       15            20             25             30             35
------------    --------     ----------     ----------     ----------     ----------
$  500,000      $129,671     $  172,894     $  216,118     $  259,341     $  302,565
   750,000       195,296        260,394        325,493        390,591        455,690
 1,000,000       260,921        347,894        434,868        521,841        608,815
 1,250,000       326,546        435,394        544,243        653,091        761,940
 1,500,000       392,171        522,894        653,618        784,341        915,065
 1,750,000       457,796        610,394        762,993        915,591      1,068,190
 2,000,000       523,421        697,894        872,368      1,046,841      1,221,315
 2,250,000       589,046        785,394        981,743      1,178,091      1,374,440
 2,500,000       654,671        872,894      1,091,118      1,309,341      1,527,565
 2,750,000       720,296        960,394      1,200,493      1,440,591      1,680,690
 3,000,000       785,921      1,047,894      1,309,868      1,571,841      1,833,815
 3,250,000       851,546      1,135,394      1,419,243      1,703,091      1,986,940
 3,500,000       917,171      1,222,894      1,528,618      1,834,341      2,140,065

--------
(1) At February 1, 2000, Messrs. Bible, Bring, Camilleri, Szymanczyk, and Webb had accredited service of 29, 35, 21, 9, and 34 years, respectively.

Messrs. Bible, Bring, Camilleri, Szymanczyk and Webb participate in the tax-qualified Philip Morris Salaried Employees Retirement Plan and one or more supplemental non-qualified pension plans (collectively, the "Retirement Plan"). The Retirement Plan is a non-contributory plan maintained for the benefit of certain employees of the Company. The Retirement Plan provides for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement) and applicable Social Security covered compensation amount. Allowances are payable upon retirement at the normal retirement age of 65 and at earlier ages. Compensation includes the amount shown as annual salary and bonus (excluding the special bonus for 1999) in the Summary Compensation Table. At December 31, 1999, five-year average annual compensation for Mr. Bible was $3,237,500; Mr. Bring, $1,802,665; Mr. Camilleri, $1,220,056; Mr. Szymanczyk, $989,604; and Mr. Webb, $1,448,012.
However, a participant with more than 35 years of accredited service is limited to the greater of a full retirement allowance based upon 35 years of service and five-year average compensation, including annual bonus awards, or a full retirement allowance based on all service and five-year average compensation, excluding such awards.

Examples of annual retirement allowances payable under the Retirement Plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based upon the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2000. Mr. Szymanczyk is also eligible for benefits under the Kraft Foods Retirement Plan. At his current annual salary, upon retirement at age 65, he would receive, in addition to the retirement allowances payable to him under the Retirement Plan, an annual benefit of $46,900. During 1999, Mr. Bible was provided with a supplemental pension benefit based on the Retirement Plan's pension formula for all his years of service with the Company. Mr. Bible waived all rights to benefits previously provided under the retirement plan of a Swiss subsidiary of the Company and under non-qualified supplemental plans based on the Swiss pension plan formula. Messrs. Bible and Camilleri are also eligible for benefits under one or more pension plans of other Company subsidiaries. These benefits offset and are not in addition to benefits provided under the Philip Morris Retirement Plan. The Company provides funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 1999, the following amounts, less applicable tax withholding, were deposited in individual trusts for the named executive officers with respect to the present value of projected benefits expected to be earned through July 1, 2000 under the Philip Morris supplemental pension plans: Mr. Bible, $4,238,124; Mr. Bring (benefits expected to be earned as of February 1,
2000), $5,787,636; Mr. Camilleri, $100,216; Mr. Szymanczyk, $144,321 (includes benefits payable under a Kraft Foods supplemental pension plan); and Mr. Webb, $977,971. These amounts offset benefits previously accrued and do not increase total promised benefits.

Pension Plan Table--Kraft Foods Retirement Plan

 Five-Year
  Average                        Years of Service(/1/)
   Annual       ------------------------------------------------------------------
Compensation       15           20            25            30            35
------------    --------     ---------     ---------     ---------     ---------
$  500,000      $123,651     $ 164,868     $ 206,084     $ 247,301     $ 259,801
   750,000       186,463       248,618       310,772       372,926       391,676
 1,000,000       249,276       332,268       415,459       498,551       523,551
 1,250,000       312,088       416,118       520,147       624,176       655,426
 1,500,000       374,901       499,868       624,834       749,801       787,301
 1,750,000       437,713       583,618       729,522       875,426       919,176
 2,000,000       500,526       667,368       834,209     1,001,051     1,051,051
 2,250,000       563,338       751,118       938,897     1,126,676     1,182,926
 2,500,000       626,151       834,868     1,043,584     1,252,301     1,314,801
 2,750,000       688,963       918,618     1,148,272     1,377,926     1,446,676
 3,000,000       751,776     1,002,368     1,252,959     1,503,551     1,578,551
 3,250,000       814,588     1,086,118     1,357,647     1,629,176     1,710,426
 3,500,000       877,401     1,169,868     1,462,334     1,754,801     1,842,301

--------
(1) At February 1, 2000, Mr. Eckert had accredited service of 23 years.

Mr. Eckert participates in the tax-qualified Kraft Foods Retirement Plan and a supplemental non-qualified pension plan (collectively, the "Kraft Foods Retirement Plan"). The Kraft Foods Retirement Plan provides for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service prior to January 1, 1989, in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and at earlier ages. Compensation includes the amount shown as annual salary and bonus (excluding the special bonus for 1999) in the Summary Compensation table. At December 31, 1999, five-year average annual compensation for Mr. Eckert was $859,815.

Examples of annual pension benefits payable under the Kraft Foods Retirement Plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2000. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service. The Company provides funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 1999, $315,698, less applicable tax withholding, was deposited in an individual trust for Mr. Eckert with respect to the present value of projected benefits expected to be earned through July 1, 2000, under a Kraft Foods supplemental pension plan. This amount offsets benefits previously accrued and does not increase total promised benefits.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

The Company has entered into change of control employment agreements with each of its executive officers, including those named in the Summary Compensation Table. The agreements provide that, if the executive is terminated other than for cause within three years after a change of control of the Company or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for excise taxes imposed upon payments under the agreement.

Effective February 1, 2000, Murray H. Bring retired as Vice Chairman, External Affairs, and General Counsel. The Company has entered into a post-retirement consulting and non-competition agreement with Mr. Bring pursuant to which he will provide consulting services on general business and legal and regulatory matters. In return for consulting on general business matters for a three-year term commencing May 8, 2000, Mr. Bring will receive an annual retainer of $50,000, payable at the end of each term, an office, secretarial support, security arrangements, and $10,000 for financial counseling for the year 2000. The general business consulting provision may be renewed for an additional three-year term by agreement of the parties. The legal consulting provision is for a one-year period beginning May 8, 2000, and is renewable at Mr. Bring's discretion for two successive one-year terms. This provision includes a $50,000 quarterly retainer and a one-time deferred stock award of 75,000 shares that vest in annual increments of 25,000 shares per year beginning May 7, 2001, provided that Mr. Bring continues to provide the required consulting services. Dividends are payable on the deferred shares during the consulting period.

                        OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of Common Stock beneficially owned as of February 28, 2000, by each director, nominee for director, and executive officer named in the Summary Compensation Table and by the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer and of the group is less than 1% of the outstanding shares.

                                                                 Amount and
                                                                  Nature of
                                                                 Beneficial
Name                                                         Ownership(/1/)(/2/)
----                                                         -------------------
Elizabeth E. Bailey.........................................         18,317
Geoffrey C. Bible...........................................      5,018,099
Harold Brown................................................         16,922
Louis C. Camilleri..........................................        809,112
Robert A. Eckert............................................        569,969
Jane Evans..................................................         15,992
J. Dudley Fishburn..........................................          1,119
Robert E. R. Huntley........................................         30,222
Billie Jean King............................................          5,000
Rupert Murdoch..............................................         11,222
John D. Nichols.............................................         18,017
Lucio A. Noto...............................................         20,696
Richard D. Parsons..........................................         11,119
John S. Reed................................................         51,790
Carlos Slim Helu............................................      3,913,187
Michael E. Szymanczyk.......................................        595,265
William H. Webb.............................................      1,094,283
Stephen M. Wolf.............................................          9,317
Group.......................................................     16,555,019

---------------------
(1) Includes maximum number of shares subject to purchase before April 28, 2000, upon the exercise of stock options, as follows: Mr. Bible, 4,097,640; Mr. Camilleri, 647,840; Mr. Eckert, 408,801; Mr. Szymanczyk, 454,290; Mr. Webb, 858,000; and group, 9,606,133. Also includes shares of restricted Common Stock as follows: Mr. Bible, 656,641; Mr. Camilleri, 146,390; Mr. Eckert, 135,850; Mr. Szymanczyk, 136,060; and Mr. Webb, 186,840; and group, 1,908,461.

(2) Includes 16,812 shares as to which beneficial ownership is disclaimed, as follows: Mr. Nichols, 2,400 (shares held by children); Mr. Noto, 14,397 (shares held by spouse and daughter); and Mr. Szymanczyk, 15 (shares held by son). Also includes 3,911,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 21,549 additional shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Dr. Brown, 15,803 (shares held in a trust); Mr. Camilleri, 225 (shares held by spouse); Mr. Huntley, 3,600 (shares held in joint tenancy); Mr. Noto, 1,921 (shares held in joint tenancy); and others in group, 27,456 (shares held in joint tenancy).

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.

                                                                  Percent of
                                                                 Common Stock
Name and Address of                          Number of Shares   Outstanding On
Beneficial Owner                            Beneficially Owned February 28, 2000
-------------------                         ------------------ -----------------
FMR Corp...................................    161,643,035           6.987%
82 Devonshire Street
Boston, MA 02109

---------------------
(1) According to Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 1999, (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 148,654,030 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 10,259,935 shares of Common Stock; and
(iii) Fidelity International Limited, an investment adviser of which Mr. Johnson is chairman but which is managed independently from FMR Corp., was the beneficial owner of 2,693,190 shares of Common Stock. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of Common Stock beneficially owned by the other.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee and subject to stockholder approval, the Board has retained PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP was formed during 1998 as a result of the merger of Price Waterhouse LLP and Coopers & Lybrand L.L.P. Coopers & Lybrand L.L.P. had been the independent accountants of the Company since 1933. A representative of PricewaterhouseCoopers LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so.

The Board recommends a vote FOR the selection of PricewaterhouseCoopers LLP.

                        2000 PERFORMANCE INCENTIVE PLAN

Introduction

On March 10, 2000, the Board adopted the 2000 Performance Incentive Plan (the "2000 Plan"), subject to approval of the Company's stockholders. A copy of the 2000 Plan is attached as Exhibit A. The 2000 Plan is intended to replace the Company's 1997 Performance Incentive Plan (the "1997 Plan") when all shares available for issuance under the 1997 Plan have been issued or are subject to outstanding awards. Presently, approximately 20 million shares are available for future awards under the 1997 Plan. No shares will be issued under the 2000 Plan until these remaining shares under the 1997 Plan are used, which the Company currently anticipates will occur in January 2001, depending upon compensation decisions made at such time. If approved, the 2000 Plan will permit the Company to grant to salaried employees awards of stock options, stock appreciation rights, restricted stock, and other awards based on the Common Stock, as well as performance-based annual and long-term incentive awards. The 2000 Plan is similar in design to the 1997 Plan. Your Board believes that the 2000 Plan, like the 1997 Plan, will form an important part of the Company's overall compensation program. The 2000 Plan will support the Company's ongoing efforts to develop and retain world-class leaders and will give the Company the ability to provide those employees with incentives that are directly linked to the profitability of the Company's businesses and increases in stockholder value.

Summary of 2000 Plan

The following general description of certain features of the 2000 Plan is qualified in its entirety by reference to the provisions of the 2000 Plan set forth in Exhibit A.

Eligibility and Limits on Awards. Salaried employees of the Company, its subsidiaries and its affiliates, who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates, will be eligible to receive awards under the 2000 Plan. No determination has been made as to which of those eligible employees (currently, approximately 9,000) will receive grants under the 2000 Plan and, therefore, the benefits to be allocated to any individual or to any group of employees are not presently determinable. However, the 2000 Plan places limits on the maximum amount of awards that may be granted to any employee in any plan year.

Under the 2000 Plan, no employee may receive awards of stock options and SARs (other than awards of executive ownership stock options issued on the exercise of an outstanding option) that cover in the aggregate more than ten million shares in any Plan year. The value of an employee's annual incentive award may not exceed $10,000,000; and individual long-term incentive awards are limited to 300,000 shares times the number of years in the applicable performance cycle and, in the case of awards expressed in U.S. currency, $6,000,000 times the number of years in the applicable performance cycle.

Administration. The Compensation Committee will administer the 2000 Plan. This Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Committee has the authority to permit or require the deferral of payment of awards. The Committee may delegate its authority under the 2000 Plan to officers of the Company, subject to guidelines, with respect to employees who are not "executive officers" of the Company.

Shares Reserved for Awards. The number of shares of Common Stock reserved and available for awards under the 2000 Plan will be 110,000,000. If any award under the 2000 Plan is exercised or cashed out or terminates or expires or is forfeited without payment being made in the form of Common Stock, the shares subject to such award will again be available for distribution under the 2000 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. No more than 25% of the shares issuable under the 2000 Plan may be awarded as restricted stock or pursuant to incentive awards or "other stock-based awards" (as defined below). Stock options may be exercised by tendering Common Stock to the Company in full or partial payment of the exercise price.

In the event of any transaction or event that affects the Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, then the Board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the number and kind of shares reserved for issuance under the 2000 Plan, in the number, kind and price of shares subject to outstanding awards under the 2000 Plan and in the limits on individual awards described above.

Annual and Long-Term Incentive Awards. Annual and long-term incentive awards may be granted under the 2000 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles established by or under the direction of the Committee are met. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards that are intended to constitute "qualified performance-based compensation" (see discussion below under the heading Federal Income Tax Consequences) will be based upon one or more of the following: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital or Economic Value Added (i.e., net after-tax operating profit less the cost of capital). Awards may be paid in the form of cash, shares of Common Stock or in any combination, as determined by the Committee.

Stock Options. The 2000 Plan will permit the granting to eligible employees of incentive stock options ("ISOs"), which qualify for special tax treatment, and nonqualified stock options. Such options may include executive ownership stock options (see description on page 11) to an eligible employee who tenders shares of Common Stock already owned by the employee for at least six months to pay all or a portion of the exercise price of a stock option and/or to cover any withholding tax (including Social Security and Medicare) liabilities resulting from the exercise of the stock option. An executive ownership stock option will entitle the employee to acquire shares of Common Stock equal to the number of shares tendered to pay the exercise price and/or withholding tax liabilities. The exercise price for any stock option will not be less than the fair market value of Common Stock on the date of grant.

Stock Appreciation Rights ("SARs"). SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or shares of Common Stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Stock on the date of grant.

Restricted Stock. Shares of restricted Common Stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient's employment terminates before the award vests. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of Common Stock on his or her restricted shares.

Other Stock-Based Awards. The 2000 Plan also provides for awards that are denominated in, valued by reference to, or otherwise based on or related to, Common Stock. These awards may include, without limitation, performance shares and restricted stock units that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof. Where the value of such stock-based award is based on the difference between the fair market value of the shares covered by such award and the exercise price, the grant price for such award will not be less than the fair market value on the date of grant.

Change in Control Provisions. The 2000 Plan provides that, in the event of a "Change in Control" (as defined in the 2000 Plan), all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse, and, unless otherwise determined by the Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company during the preceding 60-day period. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

Federal Income Tax Consequences

Nonqualified Stock Options. Nonqualified stock options granted under the 2000 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights. There are no immediate tax consequences to an employee when an SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by an SAR, payments made, whether in cash or stock, are normally includable in the employee's gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. When payments are made in shares of Common Stock, the includable amount and corresponding deduction each equal the fair market value of the shares on the date of exercise.

Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Other Stock-Based Awards/Incentive Awards. Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of stock options, SARs and certain other "performance-based compensation" awards under the 2000 Plan will qualify for the performance-based compensation exception to the deductibility limit. State tax consequences may in some cases differ from those described above. Awards under the 2000 Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If approved by stockholders, the 2000 Plan will be effective on May 1, 2000, and, except as otherwise provided by your Board, no awards will be made under the 2000 Plan after May 1, 2005. Any awards granted before May 1, 2005 may extend beyond the expiration or termination date. No awards will be issued under the 2000 Plan until all shares under the 1997 Plan have been issued or are subject to outstanding awards. The Board may amend the 2000 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant; or (ii) increase the number of shares that may be distributed under the 2000 Plan. Without stockholder approval, an option may not be canceled and a new option issued at a lower price as a substitute therefor, except as may be necessary to comply with a change in law, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such country.

The 2000 Plan provides that an award may not be transferred except in the event of the employee's death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee. Awards under the 2000 Plan may earn dividends or dividend equivalents, as determined by the Committee.

It is presently intended that the 2000 Plan constitute an "unfunded" plan for incentive and deferred compensation. The 2000 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations.

On February 28, 2000, the closing price of the Common Stock as reported in The Wall Street Journal on the New York Stock Exchange-Composite Transactions was $19.9375.

Required Vote. If a quorum exists at the Annual Meeting of Stockholders, the 2000 Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

The Board recommends a vote FOR the 2000 Performance Incentive Plan.

            2000 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

On March 10, 2000, the Board adopted the 2000 Stock Compensation Plan for Non-Employee Directors (the "2000 Non-Employee Director Plan" or "Plan"), subject to approval of the Company's stockholders. A copy of the 2000 Non-Employee Director Plan is attached as Exhibit B.

The proposed 2000 Non-Employee Director Plan is intended to replace that portion of the 1992 Compensation Plan for Non-Employee Directors (the "1992 Director Plan") that provided for a distribution of shares of Common Stock to non-employee directors. The Deferred Fee Program under the 1992 Director Plan will continue. If approved, the proposed 2000 Non-Employee Director Plan will provide for the annual grant to non-employee directors of awards of stock and stock options. Your Board believes that the 2000 Non-Employee Director Plan will promote a greater identity of interest between the Company's non-employee directors and its stockholders and assist the Company in continuing to attract and retain highly qualified non-employee directors by affording them an opportunity to share in the future successes of the Company.

Summary of 2000 Non-Employee Director Plan

The following general description of certain features of the 2000 Non-Employee Director Plan is qualified in its entirety by reference to the provisions of the 2000 Non-Employee Director Plan set forth in Exhibit B.

Eligibility. Only members of the Board who are not full-time employees of the Company or its subsidiaries will be granted awards under the 2000 Non-Employee Director Plan. At present 12 non-employee directors will be granted awards under the 2000 Non-Employee Director Plan.

Administration. The Board will designate the Compensation Committee or a subcommittee thereof to administer the 2000 Non-Employee Director Plan.

Shares Reserved for Awards. The number of shares of Common Stock reserved and available for awards under the 2000 Non-Employee Director Plan will be 1,000,000. If any stock option under the 2000 Non-Employee Director Plan is forfeited or expires without the delivery of Common Stock, the shares subject to such stock option will again be available for distribution under the 2000 Non-Employee Director Plan, as will shares that are used by a non-employee director to pay withholding taxes or as payment for the exercise price of a stock option. Stock options may be exercised by tendering Common Stock to the Company in full or partial payment of the exercise price.

In the event of any transaction or event that affects the Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, then the Board is authorized to the extent it deems appropriate, to make substitutions or adjustments in the number and kind of shares reserved for issuance under the 2000 Non-Employee Director Plan, in the number, kind and price of shares subject to outstanding awards under the Plan, and in the amounts of annual awards under the Plan.

Annual Awards. On the date of each annual meeting of the Company's stockholders, each non-employee director will receive shares of Common Stock having an aggregate fair market value on such date of $40,000, and nonqualified stock options to purchase the number of shares of

Common Stock calculated by dividing $40,000 by the Black-Scholes value of each such option. In each case, fractional shares will be rounded up to the next whole share. Non-employee directors may elect to defer the receipt of the shares of Common Stock awarded by timely filing an election to establish a notional deferred stock account. The term of each stock option will be 10 years and the exercise price of each option will be the fair market value of a share of Common Stock on the date of grant.

Assuming that the fair market value of the Common Stock on April 27, 2000 is $20.0625 per share and that the resulting Black-Scholes value is $2.785 per option, each non-employee director who is elected at the 2000 Annual Meeting of Stockholders would receive an award of 1,994 shares of Common Stock and nonqualified options to purchase 14,363 shares of Common Stock at the exercise price of $20.0625 per share. Accordingly, all non-employee directors as a group would receive an aggregate of 23,928 shares of Common Stock and nonqualified options to purchase 172,356 shares of Common Stock.

Federal Income Tax Consequences

Common Stock. Awards of shares of Common Stock are taxable to the non-employee director in the year awarded unless he or she has timely filed an election to defer receipt of the shares, in which case, taxation occurs in the year received. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.


Nonqualified Stock Options. Nonqualified stock options granted under the 2000 Non-Employee Director Plan will not be taxable to a non-employee director at grant but will result in taxation at exercise, at which time the non-employee director will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Tax consequences for states and jurisdictions other than the United States may differ from those described above.

Other Information

If approved by stockholders, the 2000 Non-Employee Director Plan will be effective at the conclusion of the 2000 Annual Meeting of Stockholders, and will expire after the awards made immediately following the 2005 Annual Meeting of Stockholders, unless terminated earlier, or extended, by your Board. Any awards granted before the 2000 Non-Employee Director Plan expires or is terminated may extend beyond the expiration or termination date. The Board may amend the 2000 Non-Employee Director Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price for stock options to less than fair market value on the date of grant; or (ii) increase the number of shares that may be distributed under the 2000 Non-Employee Director Plan. Without stockholder approval, an option may not be canceled and a new option issued at a lower price as a substitute therefor, except as may be necessary to comply with a change in law, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such country.

The 2000 Non-Employee Director Plan provides that an award may not be transferred except in the event of a non-employee director's death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended.

It is presently intended that the 2000 Non-Employee Director Plan constitute an "unfunded" plan for incentive and deferred compensation. The 2000 Non-Employee Director Plan authorizes the creation of trusts or other arrangements to facilitate or ensure payment of the Company's obligations.

On February 28, 2000, the closing price of the Common Stock as reported in The Wall Street Journal on the New York Stock Exchange-Composite Transactions was $19.9375.

Required Vote. If a quorum exists at the Annual Meeting of Stockholders, the 2000 Director Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

The Board recommends a vote FOR the 2000 Non-Employee Director Plan.

                             STOCKHOLDER PROPOSALS

         PROPOSAL 1--Minimum Share Ownership for Nominees for Director

Thomas O. Moloney III, 10510 W. 131 Street, Overland Park, Kansas 66213, claiming beneficial ownership of 770 shares of Common Stock, submitted the proposal set forth below.

"WHEREAS senior management already has the power to hire competent, insightful, and knowledgeable people to various positions within the corporation;

WHEREAS in addition to those traits, a Director should also have a large position of ownership--to ensure his/her actions will be in the best interests of the corporation;

WHEREAS the Board of Directors are supposed to represent owners--not be the "yes-men" of senior management;

RESOLVED: That the shareholders hereby request the Board of Directors to take the steps necessary to assure that before a nominee can be considered for the Board of Directors, he/she must be the beneficial owner of at least 700 shares of the corporation."

The Board recommends a vote AGAINST this proposal.

The Board's policy is to encourage voluntary ownership of the Company's shares by its directors. In fact, each of your directors currently owns more than 700 shares of Common Stock (see "Ownership of Equity Securities" on page 19), and several directors have voluntarily purchased additional shares within the last year. In addition, directors receive a substantial portion of their director compensation in shares of stock (see "Compensation of Directors" on page 6), and stockholders are being asked to approve a new Stock Compensation Plan for Non-Employee Directors (see "2000 Stock Compensation Plan for Non-Employee Directors" on page 25).

Nevertheless, the Board is opposed to a minimum share ownership requirement for nominees for director. The Board believes that such a requirement may impair the Company's ability to obtain qualified independent nominees with diverse backgrounds and experience. Initial ownership of a fixed amount of shares of the Company is no guarantee that an individual is qualified to serve as a director of Philip Morris. Whether they own shares or not, Philip Morris directors are required by Virginia law to discharge their duties in accordance with their good faith business judgment of the best interests of the Company.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

               PROPOSAL 2--Genetic Engineering in Food Products

The Community of the Sisters of St. Dominic of Caldwell, NJ, 52 Old Swartswood Station Road, Newton, N.J. 07860, claiming beneficial ownership of 100 shares of Common Stock, submitted the proposal set forth below.

"WHEREAS, international markets for genetically engineered (GE) foods are threatened by extensive resistance to gene protection technology, transgenic technology and genetically altered foods;

-- Several of Europe's largest food retailers, including Tesco, Sainsbury
   Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products;

-- In the UK, three fast-food giants--McDonald's, Burger King, and Kentucky
   Fried Chicken--are eliminating GE soya and corn ingredients from their menus;

-- Gerber Products Co. announced in July 1999 that they would not allow GE corn or soybeans in any of their baby foods;

-- Archer Daniels Midlands asked its grain suppliers in August 1999 to segregate their genetically engineered crops from their conventional crops;

There is increasing scientific concern that genetically engineered agricultural products may be harmful to humans, animals or the environment;

-- The U.S. Department of Agriculture has acknowledged (July 13, 1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

-- As early as 1989, scientists reported that GE foods may pose risks to human health;

-- Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant. When plants are genetically engineered to resist predators, the plant defense systems may involve the synthesis of natural carcinogens, and may pose a public health risk;

-- In 1998, research showed that Bt crops are building up Bt toxins in the soil;

-- In 1999, the European Union suspended approval of new genetically engineered organisms until a new safety law for genetically engineered organisms is implemented in 2002. This followed a new study that showed Bt corn pollen may harm monarch butterflies.

In the U.S., we have a long tradition of citizens' "Right to Know;" an expression of this includes the current laws requiring nutritional labeling of foods;

-- A January 1999 Time/CNN poll indicated that 81% of Americans said that GE food should be labeled as such;

-- GE crops may incorporate genes that are allergens or from animal species.
   Individuals can not avoid them for health or religious reasons unless they are labeled;

-- The European Union requires labeling of GE foods, as will Japan, New
   Zealand, and Australia.

RESOLVED: Shareholders request the Board of Directors to adopt a policy of removing genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company, where feasible, until long-term safety testing has shown that they are not harmful to humans, animals, and the environment; with the interim step of labeling and identifying these products that may contain these ingredients, and reporting to the shareholders by August 2000.

                             Supporting Statement

We believe that this technology involves significant social, economic, and environmental risks. Our company should take a leadership position in delaying market adoption of genetically engineered crops and foods. Failure to do so could leave our company financially liable, should detrimental effects to public health or the environment appear in the future."

The Board recommends a vote AGAINST this proposal.

Your Company produces and markets food products principally through its subsidiary, Kraft Foods, Inc. ("Kraft"). Kraft believes that questions about genetically modified foods should be entrusted to the United States Food and Drug Administration (the "FDA"), and other government agencies that have the knowledge, expertise, and legal authority needed to resolve any issues uniformly on the basis of sound science.

Kraft's highest priority is the safety of its food products. The FDA, which is the primary federal agency responsible for ensuring the safety of commercial food and food additives (except meat and poultry), has stated that "it is not aware of any information showing that food derived by these new methods differ from other foods in any meaningful or uniform way, or that, as a class, foods developed by the new techniques present any different or greater safety concerns than foods developed by traditional plant breeding." Where food ingredients have been modified so that the composition of the final product differs significantly from what is expected for that food, or where the final product contains potential allergens, the FDA requires that the food be appropriately labeled. Under the Federal Food, Drug and Cosmetic Act ("FD&C Act") administered by the FDA, producers of all foods have an obligation to ensure that the foods they offer are safe, and genetically modified foods and food ingredients must adhere to the same standards of safety under the FD&C Act that apply to conventional foods and food ingredients.

The products of modern agricultural biotechnology are regulated not only by the FDA but also by the United States Department of Agriculture (the "USDA") and Environmental Protection Agency (the "EPA"). As the U.S. Secretary of Agriculture recently explained, the regulatory system is comprehensive and rigorous:

  The US regulatory path for testing and commercializing biotechnology products as they move from lab to field to marketplace is over a decade old. We base decisions on rigorous analysis and sound scientific principles. Three federal agencies USDA, FDA, and EPA each play a role in determining the use of biotechnology products in the United States:
  USDA evaluates products for potential risk to other plants and animals. FDA reviews biotechnology's effect on food safety. And the EPA examines any products that can be classified as pesticides.

Kraft does not believe the Proposal can be implemented under the current practices prevalent in the North American food production system. Kraft is the largest packaged food products company in North America. Kraft produces and markets thousands of products in dozens of different product categories, and uses large volumes of numerous ingredients derived from a wide variety of crops, as well as meat, poultry and dairy ingredients. Kraft does not produce grains or oilseeds, genetically modified or otherwise, nor does it buy them from farmers or other suppliers; rather, it buys processed food ingredients such as high fructose corn syrup, refined vegetable oils, soy lecithin and corn starch from intermediary refiners and processors based on price, availability and quality. Kraft's business system for procuring these ingredients is complex, involving a large and diverse mix of suppliers. Consequently, Kraft's ingredient procurement involves a vast portion of the entire food supply chain.

The food supply chain in the United States and Canada, from the farmer forward, has not established a system to segregate conventionally grown from genetically modified crops on a significant scale. While certain companies may be able to obtain limited quantities of selective ingredients derived exclusively from conventional crops, it would be unachievable at present for a company of Kraft's size and complexity to do so. For future years, it is unforeseeable whether, when and the extent to which a split supply chain might emerge.

The Proposal's mandatory labeling requirements would impose substantial costs that would be borne by all consumers of Kraft's products, whether or not they wished to buy foods produced solely from conventional crops. In addition, Kraft believes that piecemeal labeling by individual companies would result in inconsistency and confusion, to the detriment of consumers. Without guidance from the FDA, for example, there would be no uniform method of determining whether an ingredient is derived from genetically modified organisms.

Kraft believes that issues about labeling, as well as other issues relating to biotechnology, should be resolved uniformly by the FDA and other appropriate governmental agencies, which can evaluate all aspects of the issue in a balanced and fully informed manner, on the basis of sound science.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

  PROPOSAL 3--Tobacco Executives' Compensation and Reduction of Teen Tobacco

The Retirement Plans for the Employees of the Sisters of Mercy Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, Michigan 48331, claiming beneficial ownership of 107,900 shares of Common Stock, submitted the proposal set forth below.


"WHEREAS our Company's executives consistently state they adamantly oppose smoking by minors. They gave initial agreement to a set of goals to achieve that end as outlined in the now-abandoned National Tobacco Settlement Proposal ("settlement").

-- However, our Company is on record for linking economic penalties for the company if teen smoking did not decrease. In the "settlement" our Company agreed to the payment of fines if smoking by teenagers would not drop drastically by specific dates. Under the penalty section of the proposed "settlement," smoking by people younger than 18 must fall 30% within five years, 50% within seven years and 60% within ten years. For each percentage point representing failure to meet these targets, tobacco companies agreed as a group to pay an $80 million fine, up to a maximum of $2 billion annually.

-- Our company's management agreed to the proposed "settlement" knowing the evidence that has shown that the majority of those addicted to the nicotine in cigarettes began smoking as minors. This would mean any consequent decline in youth smoking could, in the long term, have serious economic implications on future domestic sales of our company's tobacco products.

-- While fines may adversely affect stock price and stockholder dividends, they seemingly did not negatively affect executive compensation.

-- We believe that managers, as those responsible for developing strategies to achieve these goals, should share in the success or failure of their strategies.

RESOLVED: shareholders request that the Board voluntarily create a formula linking future executive compensation packages with achievement of specific decreases in teen consumption of our company's brands, using the terms of the now-defunct "settlement" as a guide. The formula should penalize executives when the company is not found in compliance with the goals determined and reward them for meeting these goals.

                             Supporting Statement

Many companies include social and environmental business goals in their executive compensation packages. Companies like Proctor & Gamble, IBM, Bristol Myers Squibb, and Eastman Kodak include issues like the environment and progress in diversity in their evaluation of the compensation package for their executives. Since management has made a commitment to decrease underage smoking as a major goal for our company, we believe our managers' success or failure should be so linked to their compensation.

Since our company has already indicated agreement with youth reduction goals as outlined in the National Settlement, this request is not contingent on approval of the "settlement." If you agree that all parties should bear responsibility for reducing teen smoking, including the executives who agree to and must oversee implementation of plans geared to insure such reductions, please vote "yes" for this resolution."

The Board recommends a vote AGAINST this proposal.

The Company agrees that it is important to reduce the incidence of youth smoking in this country. In 1998, Philip Morris U.S.A., the Company's domestic tobacco subsidiary, and other domestic tobacco manufacturers entered into a master settlement agreement with 46 states, the District of Columbia and several U.S. Commonwealths and territories, having already reached separate agreements with four other states. Among other provisions, the master settlement agreement prohibits the targeting of youth in the advertising, promotion or marketing of tobacco products; bans most forms of outdoor advertising, including billboards and tobacco advertising in transportation facilities, vehicles, enclosed stadia and shopping malls; bans the use of cartoon characters in all tobacco advertising and promotions; and requires participating manufacturers to affirm corporate principles to comply with the agreement and to reduce underage usage of tobacco products.

Above and beyond the actions required by the master settlement agreement, Philip Morris U.S.A. has created a new department dedicated solely to youth smoking prevention efforts. The department's budget in 1999 exceeded $100 million and a similar amount is budgeted for 2000. The department is charged with taking proactive and long-term steps to develop and support comprehensive, collaborative and measurable approaches to help reduce the incidence of youth smoking. The department is applying a comprehensive four-pronged approach to dealing with the youth smoking issue: Communication, Education, Community Action and Access. The Communication strategy includes television ads that air on top network, syndicated and cable youth programs and are designed to convince kids that smoking is not cool and that they do not need to smoke to establish their identity. Other ads are designed to persuade parents that they have an important role to play in addressing these issues with their kids. As part of the Education strategy, Philip Morris U.S.A. has been working to inform educators and policy makers of and help secure funding for effective curricula such as Life Skills Training, a 3-year tobacco, alcohol and drug abuse prevention program for middle and high school students. The Community Action strategy is to develop, support and evaluate community-based programs designed to nurture protective factors that can be effective in reducing youth smoking and other risky behaviors. The Access strategy consists of support of and funding for the "We Card," retailer-training programs designed to help prevent youth access to tobacco products.

The Company disagrees, however, with the proponents' view that tying executive compensation to the youth smoking reduction goals of the now-defunct 1997 proposed federal tobacco resolution will be an effective tool in this campaign. The youth smoking reduction goals in the defunct resolution were dependent on the enactment of a comprehensive regulatory and enforcement program and the satisfaction, not only by Philip Morris U.S.A., but also by each other tobacco company and by retailers, distributors, the federal government and the states, of their obligations under the proposed program. The master settlement agreement that was subsequently entered into in 1998 with the states contained no such program. The Company believes that it would not be in the best interests of stockholders, nor would it further the important policy objectives set forth in the proposal, to tie compensation to the goals of a non-existent program that cannot be achieved by Philip Morris U.S.A. acting on its own.

The Company does believe that management decisions affecting stockholder value should have a direct and meaningful impact on executive compensation. In fact, the Company's compensation programs are already designed to achieve that objective. The Compensation Committee Report on Executive Compensation, found on pages 9-12 of this proxy statement, emphasizes the Company's objective of aligning management's interests with those of stockholders through the use of equity-based incentive awards. The Report notes that roughly three-fourths of compensation awarded to executive officers in 1999 was at-risk incentive compensation directly related to the performance of the Company and its business units, and that the majority of executive officers' at-risk compensation consists of equity-based compensation.

A similar proposal was defeated by stockholders at last year's Annual Meeting.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

         PROPOSAL 4--Ensuring That Tobacco Ads Are not Youth-Friendly

The Minnesota State Board of Investment, Capitol Professional Office Building, Suite 200, 590 Park Street, St. Paul, MN 55103, claiming beneficial ownership of 3,041,204 shares of Common Stock, together with two co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

"WHEREAS our Company insists its tobacco ads and ad campaigns are not geared to underage youth and has even taken some actions that might indicate its seriousness about ensuring that youth do not use our tobacco products;

-- Furthermore various studies independent of our company's own research have shown that teens have not been influenced not to buy our company's cigarettes by ad campaigns that have been run and/or supported by our company.

-- As concerned shareholders we are aware that the future viability of our company's tobacco divisions is based on ensuring new users, most of whom will continue to use our brands because they began as underage youth;

-- A 1996 University of British Columbia study found that teenagers are three times as likely as adults to respond to cigarette ads and, on average, whenever a cigarette brand increased its advertising budget by 10%, its share of the adult smoking market grew only 3% but its share of teen smokers grew 9%.

-- Cigarettes are the most heavily advertised product in the U.S.A. However, unlike adults, whose consumption patterns do not reflect advertising dollars, the three-most advertised cigarettes in the U.S. are the three used most by underage youth.

-- Further evidence presented in the New England Journal of Medicine, American
   Journal of Public Health, and the Journal of Pediatrics, among other publications, had demonstrated that tobacco advertising plays a significant role in stimulating illegal consumption of tobacco by minors.

-- Such data seems to undermine the stated stance of our company that it is not advertising in ways that influence young people to use our products verses[sic]. This leaves some shareholders confused as to how to be sure they are not invested in a company whose activities may possibly be illegal at the worst and immoral at the least.

RESOLVED: shareholders request the Board to implement the following, or a similar policy for our Company: That, within six months of this annual meeting, before any promotional, marketing, and/or advertising campaign presently running is allowed to continue or is inaugurated in the future, it must be submitted to independent and certifiable testing to ensure that it is not equally or more appealing to the 12-to-17 age group than groups 18 and over.

                             Supporting Statement

We suggest that, in creating this approach to testing, that the testing entity be independent of the company and the tobacco industry, eliminating any possible conflict of interest. Its task will be to determine the effectiveness of the advertising campaign in making a positive impression on two age groups: those under 18 and those spread evenly between 18 and 45. If the test results on the young focus group show the campaign is equal to or exceeds the effectiveness on the older group the (proposed) campaign shall be terminated.

If you agree for the need of independent data to show our company does not advertise in ways that overly-impact underage minors vs. adults, please vote "yes" for this resolution."

The Board recommends a vote AGAINST this proposal.

Your Board does not believe that it is necessary to take the actions requested by the proponent. Both Philip Morris U.S.A., our domestic tobacco company, and Philip Morris International, our international tobacco company, have programs and policies in place, and are subject to legal restrictions, that help ensure that marketing and advertising activities be directed only to adults who choose to smoke.

In the United States, cigarette ads were removed from broadcast media in 1971. In 1995, Philip Morris U.S.A. launched its "Action Against Access" initiative, with the objective of helping to prevent youth access to cigarettes by creating an environment in which minimum-age laws were enforced and cigarettes could only be purchased through a face-to-face transaction with proof of age.

In 1998, Philip Morris U.S.A. and other domestic tobacco manufacturers entered into a master settlement agreement with 46 states, the District of Columbia and several U.S. Commonwealths and territories, having already reached separate agreements with four other states. Among other provisions, the master settlement agreement prohibits the targeting of youth in the advertising, promotion or marketing of tobacco products; bans most forms of outdoor advertising, including billboards and tobacco advertising in transportation facilities, vehicles, enclosed stadia and shopping malls; bans the use of cartoon characters in all tobacco advertising and promotions; and requires participating manufacturers to affirm corporate principles to comply with the agreement and to reduce underage usage of tobacco products. Philip Morris U.S.A. is committed to complying with both the letter and the spirit of the master settlement agreement.

Above and beyond the actions required by the master settlement agreement, Philip Morris U.S.A. has created a new department dedicated solely to youth smoking prevention efforts. The department's budget in 1999 exceeded $100 million and a similar amount is budgeted for 2000. The department is charged with taking proactive and long-term steps to develop and support comprehensive, collaborative and measurable approaches to help reduce the incidence of youth smoking. The department is applying a comprehensive four-pronged approach to dealing with the youth smoking issue: Communication, Education, Community Action and Access. The Communication strategy includes television ads that air on top networks, syndicated and cable youth programs and are designed to convince kids that smoking is not cool and that they do not need to smoke to establish their identity. Other ads are designed to persuade parents that they have an important role to play in addressing these issues with their kids. As part of the Education strategy, Philip Morris U.S.A. has been working to inform educators and policy makers of and help secure funding for effective curricula such as Life Skills Training, a 3-year tobacco, alcohol and drug abuse prevention program for middle and high school students. The Community Action strategy is to develop, support and evaluate community-based programs designed to nurture protective factors that can be effective in reducing youth smoking and other risky behaviors. The Access strategy consists of support of and funding for the "We Card," retailer-training programs designed to help prevent youth access to tobacco products.

Thus, Philip Morris U.S.A. has a long-standing commitment to direct its advertising only to adults who choose to smoke; complies with an industry code and company policy that help ensure that its marketing efforts are directed only at adults who choose to smoke; is subject to comprehensive advertising restrictions and monitoring provisions of the master settlement agreement that prohibit the targeting of youth in the advertising, promotion or marketing of tobacco products; and has launched its own comprehensive youth smoking prevention effort, including advertising specifically designed to help prevent youth smoking.

Philip Morris International also has an extensive and growing series of youth smoking prevention initiatives, which includes support of minimum age laws in every country; support of youth access prevention programs; support of youth anti-smoking programs, organized in concert with education and health officials in every country, and placing the message "Underage Sales Prohibited," or the equivalent message on every package of cigarettes where legally feasible. Its advertising code prohibits the placement of advertisements in media that are directed principally towards minors and contains many other provisions that codify its commitment to ensuring that its marketing activities around the world are directed only towards adults who have chosen to smoke. In addition, as in the United States, there are existing and proposed laws in many other countries that contain specific prohibitions against youth-oriented tobacco advertising.

A similar proposal was defeated by stockholders at last year's Annual Meeting.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

        PROPOSAL 5--Spin off Tobacco Business From Rest of Corporation

The Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969, claiming beneficial ownership of 1,000 shares of Common Stock, together with a co-proponent, submitted the proposal set forth below. The name, address and shareholding of the co-proponent will be furnished upon request made to the Secretary of the Company.

"WHEREAS, in May, 1994 Philip Morris Companies, Inc.'s Board "decided not to separate the Company's food and tobacco businesses and, further, that this issue would not be placed before the Board again for the foreseeable future." It reiterated this stance in response to a shareholder resolution in 1995 calling for a spinoff.

-- At the time of the filing of this resolution calling for a spinoff
   (November 1, 1999), the stock price of Philip Morris Companies, Inc. decreased to $26.375--a 50% drop from the price one year previously. Much of the drop resulted from the company's share in a $206 billion settlement with 46 states for health-related claims and from a Florida appeals court that ruled tobacco companies may be forced to pay multibillion-dollars in damages in a class-action lawsuit related to tobacco-induced diseases and deaths.

-- This four-year low in the stock price has arisen mainly from the "liability cloud" that hovers over the company, according to Christopher Grant, a money manger which holds a stake in Philip Morris.

-- This price reflects a huge discount, notes James Brucculeri, of Merrill
   Lynch Global Securities. Brucculero figures Philip Morris is worth about $52 a share, with Kraft accounting for about $23 a share, Miller for $3 a share and tobacco accounting for the other half. "Clearly, the difference [in the price] is the litigation." Brucculeri said.

-- Brucculeri and others have said there's a possibility the low share price for Philip Morris, coupled with the specter of huge damage awards by a jury, might lead company Chairman and CEO Geoffrey Bible to consider the possibility of a separation between the tobacco operations and Kraft/Miller (Milwaukee Journal Sentinel, October 31, 1999).

-- Peter Blain, a bankruptcy attorney, noted in the above article: "If there was a deliberate attempt to put the stock of Miller and Kraft beyond reach of Philip Morris creditors, that could be considered a fraudulent transfer under the law. If Philip Morris became insolvent, its creditors could void the transaction and reverse the spinoff in order to pull the assets back in."

-- Blain also notes other reasons besides litigation fears that would lead
   Philip Morris to spin-off its non-tobacco businesses from tobacco. These could be to prepare one or the other entities for sale, to make it easier for one of them to merge with another company, or to enhance the market price for the stock of one and/or the other. Fear of litigation need not be one of many reasons why Philip Morris might consider spinoff.

-- We believe any inherent value identified with Miller and Kraft products is undermined by their continued connection with Philip Morris.

RESOLVED: shareholders request the Board of Directors to take steps to separate the Corporation's tobacco business from Philip Morris' other businesses by January 1, 2001.

                             Supporting Statement

According to a BusinessWeek article on tobacco companies' spin-off (09/14/99):
"Despite the obstacles, though, spin-offs are probably still the companies' best hope." If you agree, please vote "yes" for this resolution."

The Board recommends a vote AGAINST this proposal.

As noted by the proponents, in May 1994, your Company announced that its Board of Directors had decided not to separate the Company's food and tobacco businesses. This decision was made after months of management review and deliberation, with the benefit of advice and counsel from leading investment advisors and lawyers. Upon review, your Board concluded that it was not clear that separation of the businesses would result in a meaningful, enduring increase in stockholder value. It was clear, however, that such a decision would have resulted in a prolonged, complicated and costly structural transaction. The resulting uncertainties, including the possibility of protracted litigation, posed a risk of disrupting the Company's businesses, possibly causing stockholder value to diminish.

Despite the steep decline in the Company's stock price since early 1999, your Board continues to believe that its decision in May 1994 was correct. In the current environment, there continues to be no feasible means of separating the Company's tobacco businesses from the food and beer businesses in the type of transaction that would result in a meaningful, enduring increase in stockholder value. The reaction of the financial markets to the 1999 tobacco company spin-off by one of the Company's competitors supports this conclusion. Similar proposals were overwhelmingly rejected by stockholders at the 1995 and 1996 Annual Meetings.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

    PROPOSAL 6--Report Addressing the Implication of the Company's Tobacco
                                   Products

Gregory N. Connolly, D.M.D., M.P.H., 399 Common Street, Belmont, Massachusetts 02478, claiming beneficial ownership of 90 shares of Common Stock, submitted the proposal set forth below.

"Whereas: Prior to October of 1999, our management told the public and shareholders that cigarette smoking had not been shown to cause disease among smokers (including lung cancer). It also would not recognize it as addictive.

In October 1999, our company admitted there is overwhelming medical and scientific consensus that cigarette smoke can cause lung cancer, heart disease, emphysema, and other serious diseases in smokers and that smokers are far more likely to develop serious diseases like lung cancer than non-smokers.

Our company also stated that cigarette smoking is addictive, as that term is most commonly used today. It recognized that it can be very difficult to quit smoking, but that this difficulty should not deter smokers who want to quit from doing so.

Our company has stated that smokers should not assume that brand descriptors such as "light" or "ultra light" indicate precisely either the amount of tar or nicotine inhaled from any particular cigarette or the relative amount as compared to competing cigarette brands. It also has stated that smokers should not assume lower yield brands are safer than full flavored brands.

Our company has already developed a smokeless cigarette called "Accord." It greatly reduces the toxins in smoke associated with lung cancer and other smoking related diseases.

Our company has been sued by state attorney generals the federal government, classes of smokers and individuals for illness caused by use of our products, including lung cancer. It has agreed to pay billions of dollars over the next 25 years to States to settle the lawsuits.

When our company discovered that a contaminant, MITC, was present in our cigarettes, causing respiratory irritation, it launched a massive recall of cigarettes to remove MITC. It did so, it said, to protect the health of our consumers.

Other manufacturers, such as the makers of Tylenol, who have found that their products might cause death and disease have either corrected the defect in the product or removed it from the market so as to protect the public health and limit future liability.

Be it resolved that management develop a report within one year for shareholders with the details of how the company intends to address what the company now admits: that our products cause ill-health among humans. It should also note how the company intends to correct the defects in the products that cause such sickness, such as reducing or eliminating harmful constituents in the product or its smoke or recall of brands that are suspected of causing lung cancer."

The Board recommends a vote AGAINST this proposal.

In October 1999, the Company established a Web site that included the following statements of its domestic tobacco subsidiary, Philip Morris U.S.A. at www.philipmorrisusa.com:

  Cigarette Smoking and Disease in Smokers: There is an overwhelming medical and scientific consensus that cigarette smoking causes lung cancer, heart disease, emphysema and other serious diseases in smokers. Smokers are far more likely to develop serious diseases, like lung cancer, than non-smokers. There is no "safe" cigarette. These are and have been the messages of public health authorities worldwide. Smokers and potential smokers should rely on these messages in making all smoking-related decisions.

  Cigarette Smoking and Addiction: Cigarette smoking is addictive, as that term is most commonly used today. It can be very difficult to quit smoking, but this should not deter smokers who want to quit from trying to do so.

The purpose for including these statements on the Web site is set forth in the Company's most recent annual report on Form 10-K:

  On the issues of the role played by cigarette smoking in the development of lung cancer and other diseases in smokers, and whether nicotine, as found in cigarette smoke, is "addictive," the Company [has] stated that despite the differences that may exist between its views and those of the public health community, it would, in order to ensure that there will be a single, consistent public health message on these issues, refrain from debating the issues other than as necessary to defend itself and its opinions in the courts and other forums in which it is required to do so.

The proponent mischaracterizes and selectively quotes the statements on the Web site. Nevertheless, as noted in the referenced language from the Form 10-K, the Company will refrain from debating these smoking and health issues in order to ensure that there is a single, consistent public health message on these issues. The statements on the Web site are consistent with that position.

With respect to the report requested by the proponent, the Company's tobacco subsidiaries have made substantial efforts and expended substantial funds towards improving their tobacco products and attempting to reduce the risks associated with their use. Nonetheless, no "safe" cigarette has been developed, proposed or endorsed by the public health authorities. Accordingly, the Company does not believe that the report requested by the proponent would be appropriate.

Therefore, your Board urges stockholders to vote AGAINST this proposal.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that it is possible that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, including proposals omitted from this proxy statement and accompanying proxy pursuant to the rules of the Securities and Exchange Commission, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, at an anticipated cost of $22,000, plus reimbursement of out-of-pocket expenses.

                              2001 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors may submit names and biographical data to the Secretary of the Company. The Company's By-Laws prescribe the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2001 Annual Meeting, presently anticipated to be held on April 26, 2001, notice of the nomination must be received by the Company between October 12 and November 11, 2000. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. For a stockholder to bring other matters before the 2001 Annual Meeting, and to include a matter in the Company's proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be given to the Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          G. Penn Holsenbeck
March 10, 2000                            Vice President and Secretary

                                                                      EXHIBIT A

                        2000 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose; Definitions.

The purpose of the Plan is to support the Company's ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

For purposes of the Plan, the following terms are defined as set forth below:

  a. "Annual Incentive Award" means an Incentive Award made pursuant to
  Section 5(a)(v) with a Performance Cycle of one year or less.

  b. "Award" means the grant under the Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

  c. "Board" means the Board of Directors of the Company.

  d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  e. "Commission" means the Securities and Exchange Commission or any successor agency.

  f. "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

  g. "Common Stock" or "Stock" means the Common Stock of the Company.

  h. "Company" means Philip Morris Companies Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

  i. "Economic Value Added" means net after-tax operating profit less the cost of capital.

  j. "Exercise Period" means the 60-day period from and after a Change in Control.

  k. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  l. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

  m. "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

  n. "Incentive Stock Option" means any Stock Option that complies with
  Section 422 (or any amended or successor provision) of the Code.

  o. "Long-Term Incentive Award" means an Incentive Award made pursuant to
  Section 5(a)(v) with a Performance Cycle of more than one year.

  p. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  q. "Other Stock-Based Award" means an Award made pursuant to Section
  5(a)(iii).

  r. "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

  s. "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, or Economic Value Added.

  t. "Plan" means this 2000 Performance Incentive Plan, as amended from time to time.

  u. "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

  v. "Restricted Stock" means an Award of shares of Common Stock pursuant to
  Section 5(a)(iv).

  w. "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

  x. "Stock Appreciation Right" or "SAR" means a right granted pursuant to
  Section 5(a)(ii).

  y. "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 110,000,000. If any Award under the Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding Awards and in the Award limits set forth in Section 5 (or to make provision for cash payments to the holders of Awards).

Section 5. Awards.

(a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

  (i) Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the preceding six months.

  (ii) Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

  (iii) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

  (iv) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

  (v) Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

(b) Maximum Awards. Subject to the exercise of the Board's authority pursuant to Section 4:

  (i) The total number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights awarded during any Plan year to any participant shall not exceed ten million.

  (ii) The total amount of any Annual Incentive Award awarded to any participant with respect to any Performance Cycle shall not exceed $10,000,000.

  (iii) The total amount of any Long-Term Incentive Award expressed in U.S. currency paid to any participant with respect to any Performance Cycle shall not exceed $6,000,000 times the number of years in the Performance Cycle. The total number of shares of Common Stock issuable under any Long-Term Incentive Award to any participant with respect to any Performance Cycle shall not exceed 300,000 times the number of years in the Performance Cycle.

  (iv) An amount not in excess of 25% of the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan as determined pursuant to Section 4 may be issued pursuant to Restricted Stock Awards, Other Stock-Based Awards, and Incentive Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6. Change in Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

  (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

  (ii) The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

  (iv) Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award for the Performance Cycle in which the Change in Control occurs shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such participant's maximum award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
  (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

  (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation), except to the extent that such Person owned 20% or more of the outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c) Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

(d) Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR, Restricted Stock or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any option and substitute therefor a new option with a lower option price. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

Section 8. Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Section 9. Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11. Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

Section 12. Unfunded Status Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13. General Provisions.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c) Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(f) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g) If approved by stockholders, the Plan shall be effective on May 1, 2000. Except as otherwise provided by the Board, no Awards shall be made after May 1, 2005, provided that any Awards granted prior to that date may extend beyond it.

                                                                      EXHIBIT B

            2000 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1. Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company's Non-Employee Directors and the Company's stockholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

  a. "Award" means the grant under the Plan of Stock and Stock Options.

  b. "Black-Scholes Value" means the value of a Stock Option granted under the Plan to purchase one share of Common Stock determined pursuant to the option pricing model commonly known as the Black-Scholes method. The Black-Scholes Value shall be calculated as of the first day of the Plan Year, based on the applicable assumptions used in calculating values of stock options in the Company's then current annual meeting proxy statement and/or annual report with such adjustments as may be necessary to reflect different grant dates and terms.

  c. "Board" means the Board of Directors of the Company.

  d. "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

  e. "Common Stock" or "Stock" means the Common Stock of the Company.

  f. "Company" means Philip Morris Companies Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

  g. "Deferred Stock" means an entry on the books and records of the Company in an amount equal to the value of one notional unit in the Philip Morris Stock Fund.

  h. "Deferred Stock Account" means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with
  Section 7 of the Plan.

  i. "Deferred Stock Program" means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a)(i) of the Plan.

  j. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

  k. "Non-Employee Director" means each member of the Board who is not a full-time employee of the Company or of any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation.

  l. "Philip Morris Stock Fund" means the Philip Morris Stock Fund of the Philip Morris Deferred Profit-Sharing Plan, as amended from time to time.

  m. "Plan" means this 2000 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

  n. "Plan Year" means the period commencing at the opening of business on the day on which the Company's annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company's next annual meeting of stockholders is held.

  o. "Prior Directors Plan" shall mean the Philip Morris Companies Inc. 1992 Compensation Plan For Non-Employee Directors.

  p. "Stock Option" means the right to purchase a share of Stock at a price equal to Fair Market Value on the date of grant. All Stock Options granted under the Plan shall be nonqualified stock options.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000. If any Stock Option is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Stock Option shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of a Stock Option shall be available for distribution in connection with Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding Awards and in the Award amounts set forth in Section 5 (or to make provision for cash payments to the holders of Awards).

Section 5. Awards.

(a) Annual Awards. On the first day of each Plan Year, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall be awarded the following:

  (i) a grant of that number of shares of Stock having an aggregate Fair Market Value on the date of grant equal to $40,000 (with any fractional share being rounded up to the next whole share); and

  (ii) a grant of Stock Options to purchase that number of shares of Stock equal to the number derived from dividing $40,000 by the Black-Scholes Value of each such Stock Option (with any fractional share being rounded up to the next whole share).

(b) Terms of Awards.

  (i) Awards pursuant to Section 5(a)(i) are eligible for participation in the Deferred Stock Program described in Section 7.

  (ii) The term of each Stock Option shall be ten years. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the preceding six months.

Section 6. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option to less than the Fair Market Value on the date of grant; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any option and substitute therefor a new Stock Option with a lower option price. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

Section 7. Payments and Payment Deferrals.

The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Each participant may elect to participate in a Deferred Stock Program with respect to Awards granted under Section 5(a)(i). Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the value of the Common Stock that the participant otherwise would have received on each date of grant and any such election (including an existing election to participate in the Deferred Stock Program under the Prior Directors Plan) shall remain in effect for purposes of the Plan until the participant executes a new election not to participate in the

Deferred Stock Program for any future grants of Common Stock. The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with Deferred Stock equal to that resulting from a theoretical investment in the Philip Morris Stock Fund on the date of grant of an amount equal to the portion of the award of Common Stock that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall be credited with earnings and charged with losses, if any, and subject to other adjustments on the same basis as the Philip Morris Stock Fund. The Deferred Stock Program shall otherwise be administered in a manner similar to the deferred fee program under the Prior Directors Plan and under such rules and procedures as the Committee may, from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program.

Section 8. Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 9. Award Agreements.

Each Award of a Stock Option under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award. Each Stock Option shall vest in not less than six months (or such longer period set forth in the Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

Section 10. Unfunded Status Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 11. General Provisions.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c) No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(d) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(e) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(f) If approved by stockholders, the Plan shall be effective at the conclusion of the 2000 Annual Meeting of Stockholders. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2005 Annual Meeting of Stockholders, provided that any Awards granted prior to that date may extend beyond it.

                            [LOGO OF PHILIP MORRIS COMPANIES INC. APPEARS HERE]



NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
THURSDAY,
APRIL 27, 2000
AND PROXY
STATEMENT